UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive additional materials

☐	Soliciting material under §240.14a-12

Forum Markets, Incorporated
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2875 South Ocean Boulevard, Suite 100
Palm Beach, Florida 33480

July 8, 2026

To Our Stockholders:

The Board of Directors (the “Board of Directors”) and officers of Forum Markets, Incorporated, a Delaware corporation (the “Company”), join us in extending to you a cordial invitation to attend the 2026 Annual Meeting of Stockholders, which we refer to as the “Annual Meeting” or the “meeting”, to be held (subject to postponement(s) or adjournment(s) thereof):

Date:	Wednesday, August 19, 2026
Time:	10:00 a.m. Eastern Time
Virtual Meeting Site:	www.virtualshareholdermeeting.com/FRMM2026

You will not be able to attend the Annual Meeting physically. The Annual Meeting will be held via a live webcast on the Internet. Stockholders may attend, vote and submit questions during the Annual Meeting via the Internet by logging in at www.virtualshareholdermeeting.com/FRMM2026, with the 16-digit control number found on your notice card, proxy card, or voting instruction form, and thereafter following the instructions to join the virtual meeting. In addition to voting by submitting your proxy card prior to the Annual Meeting and/or voting online or by telephone as discussed herein, you also will be able to vote your shares electronically during the Annual Meeting with your 16-digit control number. Details regarding the business to be conducted are more fully described in the accompanying Notice of Internet Availability of Proxy Materials (the “Notice”).

The Notice is also available at www.proxyvote.com. This website also includes copies of our Annual Report on Form 10-K for the year ended December 31, 2025, which we refer to as the “2025 Annual Report.” Stockholders may also request a copy of the Proxy Statement and the 2025 Annual Report by contacting our main office at (561) 486-8198.

In connection with the Annual Meeting, you will be asked to consider and vote on certain proposals, which are more fully described in the accompanying Proxy Statement. Whether or not you plan to attend the Annual Meeting, we urge you to read the Proxy Statement (and any documents incorporated into the Proxy Statement by reference) and consider such information carefully before voting. The attached Notice describes the business to be considered and acted upon by the stockholders at the Annual Meeting. Please review these materials and vote your shares. Stockholders may vote prior to the meeting at www.proxyvote.com.

Your vote is very important. Even if you plan to attend the Annual Meeting, if you are a holder of record of voting stock please submit your proxy card by mail, Internet or telephone as soon as possible to make sure that your shares are represented at the Annual Meeting. If you hold your shares of Company stock in “street name” through a bank, broker, or other nominee, you must vote in accordance with the voting instructions provided to you by such bank, broker, or other nominee, which include instructions for voting by Internet or telephone.

Our Board of Directors encourages your participation in Forum Markets, Incorporated’s electoral process and, to that end, solicits your proxy with respect to the matters described in the Notice.

We look forward to your participation in the Annual Meeting on August 19, 2026 by attending via remote communications or by submitting your proxy. Your vote and participation in our governance is very important to us.

Sincerely,

/s/ McAndrew Rudisill
McAndrew Rudisill
Chief Executive Officer and Executive Chairman of the Board of Directors

Forum Markets, Incorporated
2875 South Ocean Boulevard, Suite 100
Palm Beach, Florida 33480

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 19, 2026

To the Stockholders of Forum Markets, Incorporated:

We are pleased to provide you notice of, and to invite you to attend, the 2026 Annual Meeting of Stockholders of Forum Markets, Incorporated, a Delaware corporation (“Forum”, the “Company”, “we” and “us”), which will be held on Wednesday, August 19, 2026, at 10:00 a.m., Eastern Time (subject to postponement(s) or adjournment(s) thereof), which we refer to as the “Annual Meeting”, or the “meeting”. The meeting will be held virtually via live audio webcast at www.virtualshareholdermeeting.com/FRMM2026. See also “Instructions For The Virtual Annual Meeting”, beginning on page 1. The Annual Meeting is being held for the following purposes:

1.	To elect three Class II directors to the Board of Directors (the “Board of Directors”) each to serve a term of two years and until their respective successors have been elected and qualified, or until such director’s resignation or removal. The Board of Directors has nominated for re-election the following incumbent Class II directors: McAndrew Rudisill, Ryan Smith and Jason New.

2.	To approve an advisory resolution on Named Executive Officer compensation. The Board of Directors recommends that you approve and ratify executive compensation.

3.	To ratify the appointment of M&K CPAS, PLLC (“M&K CPAS”), an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2026. The Board of Directors recommends that you approve and ratify the appointment of M&K CPAS as the Company’s independent auditors for the fiscal year ending December 31, 2026.

4.	To transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR ALL” FOR PROPOSAL ONE AND “FOR” PROPOSALS TWO THROUGH FOUR.

Any action may be taken on any one of the foregoing proposals at the meeting on the date specified above or on any date or dates to which the meeting may be postponed or adjourned. We do not expect to transact any other business at the Annual Meeting. Our Board of Directors has fixed the close of business on June 24, 2026, as the record date (the “Record Date”) for determining those stockholders entitled to vote at the Annual Meeting and any adjournment or postponement thereof.

To attend the Annual Meeting, you must be a stockholder on the Record Date and have previously registered to attend the meeting. Register to attend the Annual Meeting on or before 12:00 p.m., Eastern Time on August 18, 2026 by visiting www.ProxyVote.com and selecting “Attend a Meeting” after you enter the 16-digit control number found on your proxy card, voting instruction form or the Notice. You will receive a confirmation email with information on how to attend the meeting. After you have registered, you will be able to participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/FRMM2026 and entering the same 16-digit control number you used to pre-register. Beneficial stockholders should follow the instructions provided on the voting instruction form, email or Notice provided by your broker, bank or other nominee. Accordingly, only stockholders of record at the close of business on the Record Date that have registered to attend the Annual Meeting are entitled to notice of, and to vote at, the Annual Meeting.

We cordially invite you to attend the Annual Meeting. However, to ensure your representation at the Annual Meeting, please authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card or voting instruction card. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card. This will not prevent you from voting at the meeting, but will help to secure a quorum and avoid added solicitation costs. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares and the vote cannot be cast unless you provide instructions to your broker. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your proxy may be revoked at any time before it is voted.

On or about July 8, 2026, we expect to mail to our stockholders a Notice containing instructions on how to access both the Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (the “2025 Annual Report”). The Notice will also contain instructions on how to vote online or by telephone and how to receive a paper copy of the proxy materials by mail. The Proxy Statement and our 2025 Annual Report can be accessed at the following internet address: www.proxyvote.com. All you have to do is enter the 16-digit control number located in the Notice, or on your Proxy Card or Voting Instruction Form.

Even if you plan to attend the Annual Meeting, we request that you submit a proxy by following the instructions on your Proxy Card as soon as possible and thus ensure that your shares will be represented at the Annual Meeting if you are unable to attend.

If you have any questions or require any assistance with voting your shares, please contact our proxy agent, Innisfree M&A Incorporated. Stockholders may call Innisfree M&A Incorporated toll free at (877) 750-8310 and banks and brokers may call collect at (212) 750-5833.

By Order of the Board of Directors:

/s/ McAndrew Rudisill
McAndrew Rudisill
Chief Executive Officer and Executive Chairman of the Board of Directors

Palm Beach, Florida
July 8, 2026

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK YOU TO VOTE BY TELEPHONE, MAIL OR ON THE INTERNET USING THE INSTRUCTIONS ON THE PROXY CARD.

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PROXY STATEMENT
FOR 2026 ANNUAL MEETING OF STOCKHOLDERS

General Information

Forum Markets, Incorporated (“we,” “us”, “our” or the “Company”) has provided these materials to you by mail, in connection with the Company’s solicitation of proxies for use at our 2026 Annual Meeting of Stockholders, which we refer to as our “Annual Meeting”, or the “meeting”, on Wednesday, August 19, 2026 at 10:00 a.m., Eastern Time, and at any postponement(s) or adjournment(s) thereof. The meeting will be held virtually via live audio webcast at www.virtualshareholdermeeting.com/FRMM2026. See also “Instructions For The Virtual Annual Meeting”, beginning on page 1.

These proxy materials were first sent or given to stockholders on or about July 8, 2026. You are invited to attend the Annual Meeting online and are requested to vote on the proposals described in this Proxy Statement.

Information Contained in this Proxy Statement

The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and executive officers, corporate governance, and certain other required information. Included with this Proxy Statement is the 2025 Annual Report. If you requested printed versions of these materials by mail, these materials also include the Proxy Card and vote instruction form for the Annual Meeting.

Instructions For The Virtual Annual Meeting

This year our Annual Meeting will be a completely virtual meeting. There will be no physical meeting location. The meeting will only be conducted via live audio webcast.

See “Meeting Time and Location: Virtual Annual Meeting” below for more information on how to register to attend the Annual Meeting. To participate in the virtual meeting, visit www.virtualshareholdermeeting.com/FRMM2026 and enter the 16-digit control number on your Proxy Card, or on the instructions that accompanied your proxy materials.

We recommend you check in/log in to the Annual Meeting 15 minutes before the meeting is scheduled to start so that any technical difficulties may be addressed before the meeting begins.

You may vote during the meeting by following the instructions available on the meeting website during the meeting. Participants should ensure they have a strong Internet connection wherever they intend to participate in the meeting. Participants should also allow plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

Questions During the Annual Meeting

We plan to hold a question-and-answer session with management immediately following the conclusion of the business to be conducted at the Annual Meeting.

You may submit a question at any time during the meeting by following the instructions provided in the meeting portal at the address described above. The Chairman of the meeting has broad authority to conduct the Annual Meeting in an orderly manner, including establishing rules of conduct. A copy of the rules of conduct will be available online at the Annual Meeting.

Questions will be relayed to the meeting organizers and forwarded to the Chairman of the meeting for review. Questions regarding matters to be acted upon at the meeting will be answered after each matter has been presented, as appropriate. Questions from stockholders not relating to proposals will be grouped by topic with a representative question read aloud and answered as time permits and to the extent such questions do not relate to material non-public information, off-topic items or other matters which the Chairman in his discretion, believes should not be addressed at the Annual Meeting.

Technical Difficulties or Trouble Accessing the Virtual Meeting Website or Voting Your Shares

Technicians will be available to assist you if you experience technical difficulties accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the toll-free technical support number posted at www.virtualshareholdermeeting.com/FRMM2026 for assistance.

If you have any questions or require any assistance with voting your shares of common stock, please contact:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Stockholders may call toll free: (877) 750-8310

Banks and Brokers may call collect: (212) 750-5833

Record Date and Shares Entitled to Vote

You are entitled to notice of and to vote at the Annual Meeting if you were a stockholder of record as of the close of business on the Record Date, June 24, 2026 and you have previously registered to attend the meeting. See “Meeting Time and Location: Virtual Annual Meeting” below for more information on how to register to attend the Annual Meeting.

At the close of business on the Record Date, there were (a) 13,390,804 shares of our common stock outstanding; (b) no shares of our Series A Convertible Preferred Stock outstanding; (c) no shares of our preferred Class C Special Voting Shares outstanding; and (d) no shares of our preferred Class K Special Voting Shares outstanding.

The common stock votes one vote on all stockholder matters. As a result, we had an aggregate of 13,390,804 total voting shares as of the Record Date.

In order for us to satisfy our quorum requirements, the holders of at least one-third of the voting power of all outstanding shares of capital stock entitled to vote at the meeting must be present. You will be deemed to be present if you attend the meeting or if you submit a proxy (including through the mail, by telephone or the Internet) that is received at or prior to the meeting (and not revoked).

If your proxy is properly executed and received by us in time to be voted at our Annual Meeting, the shares represented by your proxy (including those given through the mail, by telephone or the Internet) will be voted in accordance with your instructions. If you execute your proxy but do not provide us with any instructions, your shares will be voted “for all” for Proposal One, and “for” Proposals Two, Three and Four, or otherwise determined by the proxies.

The only matters that we expect to be presented at our Annual Meeting are set forth in the notice of Annual Meeting. If any other matters properly come before our Annual Meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies on such matters in their best judgment.

Voting Process

If you are a stockholder of record, there are four ways to vote:

●	At the virtual Annual Meeting. You may vote during the meeting by following the instructions available on the meeting website during the meeting.

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the notice.

●	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card or notice.

●	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

If you hold shares through an account with a bank or broker, the voting of the shares by the bank or broker when you do not provide voting instructions is governed by the listing requirements of Nasdaq (the “Nasdaq”). The Nasdaq listing rules allow brokers, banks and other nominees to vote shares on certain “routine” matters for which their customers do not provide voting instructions. We believe that only Proposal 3 is a “routine” proposal (see also “Voting Requirements for Each of the Proposals” below). Therefore, if you do not instruct your broker, bank and other nominee how to vote, your broker, bank and other nominee will have discretionary authority to vote your shares on Proposal 3 only. A broker non-vote occurs when your bank or broker submits a proxy but does not vote on non-routine proposals, absent specific instructions from you. See also “Voting Requirements for Each of the Proposals”, below.

Providing and Revoking Proxies

The presence of a stockholder at our Annual Meeting will not automatically revoke that stockholder’s proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by:

●	submitting a written revocation prior to the Annual Meeting to the Corporate Secretary, Forum Markets, Incorporated, 2875 South Ocean Boulevard, Suite 100, Palm Beach, Florida 33480;

●	submitting another signed and later dated proxy card and returning it by mail in time to be received before our Annual Meeting or by submitting a later dated proxy by the Internet or telephone prior to the Annual Meeting; or

●	attending our Annual Meeting and voting by following the instructions available on the meeting website during the meeting.

Meeting Time and Location: Virtual Annual Meeting

Attendance at the Annual Meeting is limited to holders of record of our common stock at the close of business on the Record Date, June 24, 2026, that have previously registered to attend the Annual Meeting and our guests. Eligible stockholders must register to attend the meeting on or before 12:00 p.m., Eastern Time on August 18, 2026 by visiting www.ProxyVote.com and selecting “Attend a Meeting” after entering the 16-digit control number found on your proxy card, voting instruction form or notice. If your shares are held in the name of a bank, broker, or other nominee and you plan to attend the Annual Meeting, you must obtain your 16-digit control number from such bank, broker, or other nominee, or contact Innisfree M&A Incorporated to obtain your 16-digit control number, in order to register for and be admitted to the meeting. You will receive a confirmation email with information on how to attend the meeting. After you have registered, you will be able to participate in the Annual Meeting by visiting www.virtualshareholdermeeting.com/FRMM2026 and entering the same 16-digit control number you used to pre-register.

No recording of the Annual Meeting will be permitted. At the Annual Meeting, stockholders of the Company will be afforded a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to communicate, and to read or hear the proceedings of the meetings in a substantially concurrent manner with such proceedings.

Conduct at the Meeting

The Chairman of the meeting has broad responsibility and legal authority to conduct the Annual Meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. Only stockholders or their valid proxy holders may address the meeting. The Chairman may exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of stockholders of the Company, the number of items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure you that every stockholder who wishes to speak on an item of business will be able to do so.

Voting Requirements for Each of the Proposals

Broker
Discretionary
Voting
Proposal		Vote Required	Allowed*
1	Election of three Class II Directors	Plurality of Votes Cast	No
2	Approve an advisory resolution on Named Executive Officer compensation	Affirmative vote of a majority of the votes cast on the proposal	No
3	Ratification of the appointment of M&K CPAS, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2026	Affirmative vote of a majority of the votes cast on the proposal	Yes
4	To transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof.	Affirmative vote of a majority of the votes cast on the proposal	No

*	See also “Quorum” below. The column “Broker Discretionary Voting Allowed” is based on our belief as of the date of this Proxy Statement; however, the Nasdaq listing rules may determine that one or more of the proposals above, in addition to Proposal 3, are discretionary matters. In that case brokers will have the ability to vote on such matter(s) even if you do not vote your shares at the Annual Meeting.

For Proposal 1, the three nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected as directors to serve for a term of two years and until their successors are duly elected and qualified, unless the elected director is removed or resigns earlier. This means that the director nominees with the most “for” votes will be elected. Thus, shares as to which a stockholder “withholds” voting authority and broker non-votes will not be counted towards any director nominee’s achievement of a plurality and will not affect the outcome of the election of directors. Stockholders may not cumulate their votes in favor of any one nominee.

Approval of Proposals 2, 3, and 4 requires the affirmative vote of a majority of the votes cast on such proposals present in person or represented by proxy at the Annual Meeting and entitled to vote thereon, provided that a quorum exists at the Annual Meeting, and provided further that Proposal 2 is non-binding. Votes cast “against” Proposals 2, 3, and 4 will count against the approval of the proposals. Abstentions will not be counted as votes cast and will have no effect on these proposals. Similarly, broker non-votes will not be counted as votes cast, and are not entitled to vote on proposals where stockholders have not provided discretionary authority, and as such will have no effect on these proposals.

If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. For your vote to be counted, you must submit your voting instruction form to your broker.

As described above, although the Company will include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, the Company intends to exclude abstentions and broker non-votes from the tabulation of voting results on the election of directors or on any issues requiring approval of a majority of the votes cast at the Annual Meeting.

Quorum

In order for us to satisfy our quorum requirements, the holders of at least one-third of the voting power of all outstanding shares of capital stock entitled to vote at the meeting must be present. You will be deemed to be present if you attend the meeting or if you submit a proxy (including through the mail, by telephone or the Internet) that is received at or prior to the meeting (and not revoked).

Board of Directors Voting Recommendations

Our Board recommends that you vote your shares:

●	“FOR” each of the nominees to the Board of Directors (Proposal 1).

●	“FOR” the approval of the advisory resolution on Named Executive Officer compensation (Proposal 2).

●	“FOR” the ratification of the appointment of M&K CPAS, an independent registered public accounting firm, as the Company’s independent auditors for the fiscal year ending December 31, 2026 (Proposal 3).

●	“FOR” approval to transact such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof (Proposal 4).

Mailing Costs and Solicitation of Proxies

We will pay the cost of soliciting proxies. Proxies may be solicited on behalf of the Company by directors, officers or employees of the Company in person or by telephone, facsimile or other electronic means. We may also pay Innisfree M&A Incorporated a fee not to exceed $30,000 plus costs and expenses. In addition, Innisfree M&A Incorporated and certain related persons may be indemnified against certain liabilities arising out of or in connection with the engagement.

Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to, and solicitation of proxies from, the beneficial owners of our securities held of record at the close of business on the Record Date by such persons. We will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with any such activities.

Inspector of Voting

It is anticipated that a representative from Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of election for the Annual Meeting.

Stockholders Entitled to Vote at the Meeting

A complete list of stockholders entitled to vote at the Annual Meeting (assuming that all such stockholders will register to attend the Annual Meeting) will be available at our principal executive offices, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of ten days prior to the Annual Meeting.

Voting Instructions

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this Proxy Statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to your enclosed proxy card.

Confidential Voting

Independent inspectors will count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card, as necessary to meet applicable legal requirements, or to assert or defend claims for or against the Company.

Stockholder of Record and Shares Held in Brokerage Accounts

If on the Record Date your shares were registered in your name with the Company’s transfer agent, then you are a stockholder of record and you may vote in person at the meeting, by proxy or by any other means supported by the Company after you register to attend the Annual Meeting. If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are required to be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, you must obtain your 16-digit control number from such bank, broker, or other nominee, or contact Innisfree M&A Incorporated to obtain your 16-digit control number, in order to be admitted and since you are not the stockholder of record, you may not vote your shares by following the instructions available on the meeting website during the meeting unless you request and obtain a valid proxy from your broker or other agent.

Multiple Stockholders Sharing the Same Address

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company, as well as some brokers (or other nominees), household the Company’s proxy materials, which means that we or they deliver a single Proxy Statement and 2025 Annual Report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker (or other nominee) or from us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement or 2025 Annual Report in the future, or if you are receiving multiple copies of the Proxy Statement and 2025 Annual Report and wish for only one copy to be delivered to your household in the future, please notify (i) your broker (or other nominee) if your shares are held in a brokerage or similar account or (ii) the Company if you hold registered shares in your own name. We will promptly deliver a separate Proxy Statement to record stockholders upon written or oral request. You can notify us of your instructions by telephone at (561) 486-8198 or by sending a written request to our Corporate Secretary at our principal executive offices at 2875 South Ocean Boulevard, Suite 100, Palm Beach, Florida 33480, or a stockholder may make a request by calling our Investor Relations at (561) 486-8198.

If you receive more than one Proxy Statement, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account as discussed above under “Voting Process” on page 2, or sign and return by mail all proxy cards or voting instruction forms.

Voting Results

The final voting results will be tallied by the inspector of voting and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Company Mailing Address

The mailing address of our principal executive offices is 2875 South Ocean Boulevard, Suite 100, Palm Beach, Florida 33480.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not know of any business to be presented at the Annual Meeting other than as set forth in the Proxy Statement. If any other matters should properly come before the Annual Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

Background of the Company

Forum Markets, Incorporated is a financial technology company focused on developing infrastructure that supports the origination, financing, and distribution of real-world assets through blockchain-enabled capital markets.

The Company has undergone several significant transformations over its operating history. Originally formed in 2016 as a clinical-stage biotechnology company operating under the name 180 Life Sciences Corp., the Company previously focused on the development of therapeutics for unmet medical needs. In subsequent periods, the Company expanded into software-enabled gaming initiatives, including the acquisition of certain blockchain-based gaming technology.

In August 2025, the Company rebranded as ETHZilla Corporation, reflecting an initial shift away from its legacy operations during which the Company completed a broader strategic transition, exiting its legacy biotechnology and gaming activities and refocusing its business on digital asset treasury management, investment activities, and tokenization-related strategies. The Company’s treasury activities are primarily centered on acquiring, holding, and deploying Ether to generate returns through staking and other yield-generating arrangements.

In early 2026, the Company completed a further rebrand to Forum Markets, Incorporated, aligning its name with its evolving strategy and business model. Under its current strategy, the Company focuses on digital asset activities and the development of tokenization-related investments. The Company is pursuing tokenization initiatives involving income-generating assets, which are expected to generate returns through asset yields, fees, and investment income over time. Revenues, expenses, and cash flows are influenced by digital asset market conditions, capital allocation decisions, and the timing of investment and tokenization activities.

Definitions

Unless the context requires otherwise, references in this Proxy Statement to the “Company,” “we,” “us,” “our,” “Forum”, “Forum Markets” and “Forum Markets, Incorporated” refer specifically to Forum Markets, Incorporated and its consolidated subsidiaries. Any references to “ETHZilla Corporation,” “ETHZ,” or “ETHZilla,” mean the Company prior to our name change effected on February 25, 2026 and after our name change effected on August 18, 2025, and any references to “180 Life Sciences Corp.” means the Company prior to our name change effected on August 18, 2025.

In addition, unless the context otherwise requires and for the purposes of this Proxy Statement only:

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“£” or “GBP” refers to British pounds sterling;

●	“SEC” or the “Securities and Exchange Commission” refers to the United States Securities and Exchange Commission; and

●	“Securities Act” refers to the Securities Act of 1933, as amended.

Forward-Looking Statements and Website Links

Statements in this Proxy Statement that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements, including any failure to meet stated goals and commitments, and execute our strategies in the time frame expected or at all, as a result of many factors, including the need for additional funding, the terms of such funding, changing government regulations, the outcome of trials and our ability to market and commercialize future products. More information on risks, uncertainties, and other potential factors that could affect our business and performance is included in our other filings with the SEC, including in the “Risk Factors”, “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of our most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. These forward-looking statements are based on our current estimates and assumptions and, as such, involve uncertainty and risk. Actual results could differ materially from projected results.

We do not assume any obligation to update information contained in this document, except as required by federal securities laws. Although this Proxy Statement may remain available on our website or elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information contained herein. Neither our website nor its contents are a part of this Proxy Statement.

Website links included in this Proxy Statement are for convenience only. The content in any website links included in this Proxy Statement is not incorporated herein and does not constitute a part of this Proxy Statement.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities or the Exchange Act, the sections of this Proxy Statement titled “Audit Committee Report”, “Pay Versus Performance” and “Relationship Between “Compensation Actually Paid” and Performance”, to the extent permitted by the rules of the SEC, shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

References to Additional Information

Included with this Proxy Statement is a copy of the 2025 Annual Report. You may also request a copy of this Proxy Statement and the 2025 Annual Report from Innisfree M&A Incorporated, the Company’s proxy agent, at the following address and telephone number:

Innisfree M&A Incorporated

501 Madison Avenue, 20th floor

New York, New York 10022

Stockholders may call toll free: (877) 750-8310

Banks and Brokers may call collect: (212) 750-5833

Voting Rights and Principal Stockholders

Holders of record of our common stock at the close of business on the Record Date that have previously registered to attend the Annual Meeting will be entitled to vote at the Annual Meeting, on all matters properly presented at the Annual Meeting and at any adjournment or postponement thereof.

At the close of business on the Record Date, there were (a) 13,390,804 shares of our common stock outstanding; (b) no shares of our Series A Convertible Preferred Stock outstanding; (c) no shares of our Class C Special Voting Shares outstanding; and (d) no shares of our Class K Special Voting Shares outstanding.

The common stock votes one vote on all stockholder matters. As a result, we had an aggregate of 13,390,804 total voting shares as of the Record Date.

Our stockholders do not have dissenters’ rights or similar rights of appraisal with respect to the proposals described herein and, moreover, do not have cumulative voting rights with respect to the election of directors.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the Record Date, the number and percentage of outstanding shares of our common stock beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (b) each of our directors; (c) each of our Named Executive Officers (as defined below under “Executive and Director Compensation - Summary Compensation Table”); and (d) all current directors and Named Executive Officers, as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant or upon conversion of a convertible security) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the person’s actual voting power at any particular date.

Beneficial ownership as set forth below is based on our review of our record stockholders list and public ownership reports filed by certain stockholders of the Company, and may not include certain securities held in brokerage accounts or beneficially owned by the stockholders described below.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them. Unless otherwise indicated, the business address of each of the entities, directors and executive officers in this table is c/o Forum Markets, Incorporated, 2875 South Ocean Boulevard, Suite 100, Palm Beach, Florida 33480.

Beneficial Owner	Number of Common Stock Shares Beneficially Owned		Percent of Common Stock**
Directors, Officers and Named Executive Officers
McAndrew Rudisill	884,420	(1)	6. 6%
John Saunders	122,228		*
Ryan Smith	635,420	(2)	4. 7%
Angela Dalton	103,562		*
Michael Edwards	103,562		*
Jason New	775,008	(3)	5. 8%
Andrew Suckling	141,918		1. 1%
Crystal Heter	141,918		1. 1%
Blair Jordan	468,002	(4)	3. 5%
Eric R. Van Lent	2,500	(5)	*
All officers and directors as a group (10 persons)	3,378,538		25. 2%
5% Stockholders
Zippy, Inc.	1,333,332	(6)	10. 0%
Pemble Brian James	1,334,538	(7)	10. 0%
Electric Capital Partners Frontier Master Fund, LP	1,375,956	(8)	10. 3%
Cyber Citadel	2,080,389	(9)	15. 5%

*	Less than one percent.

**	Percentages based upon 13,390,804 shares of our common stock issued and outstanding as of the Record Date.

(1)	Includes 3,773 shares of common stock held by each of BER I, LLC, GER I, LLC, and MRR I, LLC, which entities Mr. Rudisill serves as managing partner of, and therefore may be deemed to beneficially own the securities held by such entities. Also includes 45,283 shares of common stock held by Pelagic Capital Advisors LLC, which entity Mr. Rudisill serves as the managing partner and founder of, and therefore may be deemed to beneficially own the securities held by such entity. Also includes warrants to purchase (i) 480,787 shares of common stock of the Company with an exercise price of $27.75 per share and (ii) 95,700 shares of common stock with an exercise price of $34.45 per share, which remain outstanding until exercised, which are held by PCAO LLC, which entity Mr. Rudisill is the managing partner and therefore may be deemed to beneficially own the securities held by such entity.

(2)	Includes options to purchase (i) 25,500 shares of common stock with an exercise price of $9.29 per share, (ii) 390,898 shares of common stock with an exercise price of $29.20 per share and (iii) 77,104 shares of common stock with an exercise price of $30.10 per share, which have an expiration date of June 17, 2035 (or three months from the date of the termination of Mr. Smith’s services with the Company, whichever is shorter), July 29, 2035 and August 8, 2035, respectively.

(3)	Includes warrants to purchase (i) 480,787 shares of common stock at an exercise price of $27.75 per share and (ii) 95,700 shares of common stock at an exercise price of $34.45 per share, held by New Island Advisors LLC, of which Mr. New is the founder and managing partner, and therefore deemed to beneficially own the securities held by such entity. Also includes 56,603 shares of common stock held by New Island Capital LLC, of which Mr. New is the founder and managing partner, and therefore deemed to beneficially own the securities held by such entity.

(4)	Includes options to purchase (i) 390,898 shares of common stock with an exercise price of $29.20 per share and (ii) 77,104 shares of common stock with an exercise price of $30.10 per share, which have an expiration date of July 29, 2035 and August 8, 2035, respectively.

(5)	Includes options to purchase 2,500 shares of common stock with an exercise price of $9.29 per share, which have an expiration date of June 17, 2030.

(6)	Zippy, Inc. is controlled by a six-member board of directors. Actions with respect to voting and disposition of the reported securities are approved by a majority of the board, and no individual director has unilateral authority to approve such actions. The current directors are Ben Halliday, Jordan Bucy, John Bertrand, Wesley Gottesman, Jake Betzel and Wade Peery, who may be deemed to share voting and dispositive power solely by virtue of their positions. Each such individual disclaims beneficial ownership of the reported securities except to the extent of any pecuniary interest therein. Address: 2807 Allen Street, Suite 335, Dallas, Texas 75204.

(7)	All information in this footnote comes from the Schedule 13G (Amendment No. 1) filed by Pemble Brian James, with respect to the securities of the Company owned by Pemble Brian James, on December 1, 2025, and has not been independently verified or confirmed, provided that we have no reason to believe that such information is not complete or accurate or that a statement or amendment should have been filed and was not. Address: 940 Private Rd, Winnetka, IL 60093.

(8)	All information in this footnote comes from the Schedule 13G filed by Electric Capital Partners Frontier Master Fund, LP (“Master Fund”), Electric Capital Partners Frontier Fund GP, LLC (“General Partner”) and Electric Capital Partners, LLC (“Investment Manager”), on October 2, 2025, and has not been independently verified or confirmed, provided that we have no reason to believe that such information is not complete or accurate or that a statement or amendment should have been filed and was not. The business address of the Master Fund is 103 South Church Street, #472 George Town, Cayman Islands KY1-1106. The business address of each of the General Partner and the Investment Manager is 855 El Camino Real, #13A-152, Palo Alto, California 94301. The Master Fund, General Partner and Investment Partner share the voting and dispositive power associated with the 1,375,956 shares of common stock.

(9)	Includes 1,487,389 shares of common stock and pre-funded warrants held by Cyber Citadel that are exercisable at any time for up to 1,555,573 shares of common stock at an exercise price of $0.001 per share, provided that at no time shall the warrants be exercisable when such exercise would result in Cyber Citadel obtaining in excess of 9.99% of the Company’s common stock issued and outstanding following such exercise as determined in accordance with Section 13(d) of the Exchange Act, and Rule 13d-3 promulgated thereunder. All information in this footnote comes from the Schedule 13G filed by Cyber Citadel and Konstantin Lomashuk, on October 1, 2025, and has not been independently verified or confirmed, provided that we have no reason to believe that such information is not complete or accurate or that a statement or amendment should have been filed and was not. The address for the principal business office of Cyber Citadel is: 71 Fort Street, 3rd Floor, George Town, Grand Cayman KY1-1111. The address for the principal business office of Konstantin Lomashuk is: c/o Cyber Citadel, 71 Fort Street, 3rd Floor, George Town, Grand Cayman KY1-1111. Konstantin Lomashuk may be deemed to possess voting and dispositive power of the securities held by Cyber Citadel in his capacity as sole owner of a controlling interest in Cyber Citadel and its affiliates.

Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

Corporate Governance

We promote accountability for adherence to honest and ethical conduct; endeavor to provide full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications made by us; and strive to be compliant with applicable governmental laws, rules and regulations.

Board of Directors Leadership Structure

Our Board of Directors has the responsibility for selecting the appropriate leadership structure for the Company. In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders.

Our current leadership structure is comprised of a combined Executive Chairman of the Board of Directors and Chief Executive Officer (the “CEO”), Mr. Rudisill. The Board of Directors believes that this leadership structure is the most effective and efficient for the Company at this time. Mr. Rudisill possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company, and is thus best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most critical matters. Combining the Chairman of the Board of Directors and CEO roles promotes decisive leadership, fosters clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our stockholders, particularly during periods of turbulent economic and industry conditions.

The Board of Directors believes that this leadership structure, including having a Lead Independent Director, best serves the Company and its stockholders at this time by leveraging executive leadership experience while providing effective independent oversight. Independent leadership remains an important pillar of the Board of Directors leadership structure and, as such, the Company continues to have a Lead Independent Director with robust, well-defined responsibilities as set forth below under “Lead Independent Director.”

The Board of Directors evaluates its structure periodically, as well as when warranted by specific circumstances in order to assess which structure is in the best interests of the Company and its stockholders based on the evolving needs of the Company. This approach provides the Board of Directors appropriate flexibility to determine the leadership structure best suited to support the dynamic demands of our business.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risks throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

The Board of Directors exercises direct oversight of strategic risks to the Company. The Audit Committee of the Board of Directors (the “Audit Committee”) reviews and assesses the Company’s processes to manage business and financial risk and financial reporting risk. It also reviews the Company’s policies for risk assessment and assesses steps management has taken to control significant risks. The Compensation Committee of the Board of Directors (the “Compensation Committee”) oversees risks relating to compensation programs and policies. In each case management periodically reports to our Board of Directors or relevant committee, which provides guidance on risk assessment and mitigation. The Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating and Corporate Governance Committee”) recommends the slate of director nominees for election to the Company’s Board of Directors, identifies and recommends candidates to fill vacancies occurring between annual stockholder meetings, reviews, evaluates and recommends changes to the Company’s Corporate Governance Guidelines, and establishes the process for conducting the review of the CEO’s performance. The committees of the Board of Directors are described in greater detail below.

While the Board of Directors and its committees oversee the Company’s strategy, management is charged with its day-to-day execution. To monitor performance against the Company’s strategy, the Board of Directors receives regular updates and actively engages in dialogue with management.

Family Relationships

There are no family relationships among executive officers and directors.

Other Directorships

None of the directors of our Company are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act), other than:

●	Mr. Smith, who serves as a member of the board of directors of Big Sky Industrial Inc. (Nasdaq: BSIN), where he has served since January 2021.

●	Mr. New who serves as a member of the board of directors of Eastman Kodak (NYSE: KODK), where he has served since September 2013 and currently serves on the Compensation, and Nominating and Corporate Governance Committee.

Involvement in Certain Legal Proceedings

To the best of our knowledge, except as disclosed in the biographies of such persons above, during the past 10 years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law; (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board of Directors Meetings

During the fiscal year that ended on December 31, 2025, the Board of Directors held 18 meetings including four Audit Committee meetings, eight Compensation Committee meetings and four Nominating and Corporate Governance Committee meetings. Each director attended at least 75% of all of the Board of Directors meetings and committee meetings of the committees on which they served, during the fiscal year ended December 31, 2025. Four of the five then-serving directors attended the Company’s 2025 annual meeting. Each director of the Company is expected to be present at annual meetings of stockholders, absent exigent circumstances that prevent their attendance. Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, the Company will arrange for the director’s participation by means where the director can hear, and be heard, by those present at the meeting.

Board of Directors Committee Membership

Our Board of Directors has three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are composed solely of independent directors standard under Nasdaq’s listing standards and under Rule 10A-3(b)(1) of the Exchange Act. You can review the charters for our standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee on our website at https://ir.forum-markets.com/governance.

The current members of the committees of our Board of Directors are as follows:

Director Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
McAndrew Rudisill(1)
Ryan Smith(2)	C	M	C
Andrew Suckling		M
Crystal Heter	M	M	M
Jason New
Angela Dalton	M	C
Michael Edwards			M

C = Chairperson of the Committee

M = Member of the Committee

(1) Chairman of the Board of Directors

(2) Lead Independent Director

Each of these committees has the duties described below and operates under a charter that has been approved by our Board of Directors.

Audit Committee

Nasdaq listing standards and applicable SEC rules require that the Audit Committee of a listed company be comprised solely of independent directors. We have established an Audit Committee of the Board of Directors, which currently consists of Mr. Ryan Smith (Chairperson), Ms. Crystal Heter, and Ms. Angela Dalton. Each member of the Audit Committee meets the independent director standard under Nasdaq’s listing standards and under Rule 10A-3(b)(1) of the Exchange Act. Each member of the Audit Committee is financially literate and our Board of Directors has determined that Mr. Smith qualifies as an “audit committee financial expert” as defined in applicable SEC rules.

Responsibilities of the Audit Committee include:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and non-audit services to be provided by the independent registered public accounting firm or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent registered public accounting firm all relationships the firm has with us in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent registered public accounting firm;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent auditor’s internal quality-control procedures and (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities, within, the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

●	reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our consolidated financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

We have established a Compensation Committee of the Board of Directors, which currently consists of Ms. Angela Dalton (Chairperson), Ms. Crystal Heter, Mr. Andrew Suckling and Mr. Ryan Smith.  We have adopted a Compensation Committee charter, which details the principal functions of the Compensation Committee, including:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our CEO’s compensation, evaluating our CEO’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our CEO based on such evaluation in executive session at which the CEO is not present;

●	reviewing and approving the compensation of all of our other executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our Proxy Statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	producing a report on executive compensation to be included in our annual Proxy Statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Compensation Committee Interlocks and Insider Participation

As described above, the current members of the Compensation Committee are independent members of our Board of Directors. No member of the Compensation Committee is an employee or a former employee of the Company. During fiscal 2025, none of our executive officers served on the Compensation Committee (or its equivalent) or Board of Directors of another entity whose executive officer served on our Compensation Committee. Accordingly, the Compensation Committee members have no interlocking relationships required to be disclosed under SEC rules and regulations.

Nominating and Corporate Governance Committee

We have established a Nominating and Governance Committee of the Board of Directors, which currently consists of Mr. Ryan Smith (Chairman), Ms. Crystal Heter and Mr. Michael Edwards. Our Board has determined that each member is independent under applicable Nasdaq listing standards. We have adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of the nominating and corporate governance committee. Specific responsibilities of the Nominating and Corporate Governance Committee include:

●	making recommendations to our Board regarding candidates for directorships;

●	making recommendations to our Board regarding the size and composition of our Board;

●	overseeing our corporate governance policies and reporting; and

●	making recommendations to our Board concerning governance matters.

The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating and Corporate Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate in accordance with the nominating criteria set forth in the Nominating and Corporate Governance Committee charter, which is available on the Company’s website.

Stockholder Communications with the Board of Directors

Our stockholders and other interested parties may communicate with members of the Board of Directors by submitting such communications in writing to our Corporate Secretary, 2875 South Ocean Blvd, Suite 100, Palm Beach, Florida 33480, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Corporate Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular board member or members, the communication will be forwarded to a board member to bring to the attention of the Board of Directors.

Website Availability of Documents

The charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, our Code of Business Conducts and Ethics can be found on our website at https://ir.forum-markets.com/governance/governance-documents. Unless specifically stated herein, documents and information on our website are not incorporated by reference in this Proxy Statement.

Stockholder Communications with the Board of Directors

Our stockholders and other interested parties may communicate with members of the Board of Directors by submitting such communications in writing to our Corporate Secretary, 2875 South Ocean Boulevard, Suite 100, Palm Beach, Florida 33480, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Corporate Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular board member or members, the communication will be forwarded to a board member to bring to the attention of the Board of Directors.

Lead Independent Director

On February 4, 2025, the Board of Directors appointed independent director Ryan Smith, as Lead Independent Director of the Company.

As Lead Independent Director, Mr. Smith: will preside at any meetings of the independent directors, including executive sessions, and as appropriate; will (a) assist in the recruitment of Board of Directors candidates; (b) have active involvement in Board of Directors evaluations; (c) have active involvement in establishing committee membership and committee chairs; and (d) have active involvement in the evaluation of the CEO; will work with committee chairs as necessary to ensure committee work is conducted at the committee level and appropriately reported to the Board of Directors; will communicate with the independent directors between meetings when appropriate; and will recommend consultants and outside advisors to the Board of Directors as necessary or appropriate. The Lead Independent Director may also attend meetings of committees on which the Lead Independent Director is not a member.

Executive Sessions of the Board of Directors

The independent members of our Board of Directors meet in executive session (with no management directors or management present) from time to time. The executive sessions include whatever topics the independent directors deem appropriate.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. You can review our Code of Ethics on our corporate website at https://ir.forum-markets.com/governance. In addition, a copy of our Code of Ethics will be provided without charge upon request from us. We intend to disclose any amendments to or waivers of certain provisions of our Code of Ethics on our website or in filings under the Exchange Act. There have been no waivers granted with respect to our Code of Ethics to any such officers or employees to date.

Rule 10b5-1 Trading Plans

Our executive officers and directors are encouraged to conduct purchase or sale transactions under a trading plan established pursuant to Rule 10b5-1 under the Exchange Act. Through a Rule 10b5-1 trading plan, the executive officer or director contracts with a broker to buy or sell shares of our common stock on a periodic basis. The broker then executes trades pursuant to parameters established by the executive officer or director when entering into the plan, without further direction from them. The executive officer or director may amend or terminate the plan in specified circumstances.

Compensation Recovery and Clawback Policies

Under the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, we can recoup those improper payments from our CEO and Chief Financial Officer (the “CFO”). The SEC also recently adopted rules which direct national stock exchanges to require listed companies to implement policies intended to recoup bonuses paid to executives if the company is found to have misstated its financial results.

On November 7, 2023, the Board of Directors approved the adoption of a Policy for the Recovery of Erroneously Awarded Incentive Based Compensation (the “Clawback Policy”), with an effective date of October 2, 2023, in order to comply with the final clawback rules adopted by the SEC under Section 10D and Rule 10D-1 of the Securities Exchange Act of 1934, as amended (“Rule 10D-1”), and the listing standards, as set forth in the Nasdaq Listing Rule 5608 (the “Final Clawback Rules”).

The Clawback Policy provides for the mandatory recovery of erroneously awarded incentive-based compensation from current and former executive officers as defined in Rule 10D-1 (“Covered Officers”) of the Company in the event that the Company is required to prepare an accounting restatement, in accordance with the Final Clawback Rules. The recovery of such compensation applies regardless of whether a Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement of an accounting restatement. Under the Clawback Policy, the Board of Directors may recoup from the Covered Officers erroneously awarded incentive compensation received within a lookback period of the three completed fiscal years preceding the date on which the Company is required to prepare an accounting restatement.

A copy of the Company’s Clawback Policy is filed as Exhibit 97.1 to the 2025 Annual Report.

Insider Trading/Anti-Hedging Policies

The Company has an insider trading policy governing the purchase, sale and other dispositions of the Company’s securities that applies to all Company personnel, including directors, officers, employees, and other covered persons. The Company also follows procedures for the repurchase of its own securities. The Company believes that its insider trading policy and repurchase procedures are reasonably designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company.

To ensure compliance with the policy and applicable federal and state securities laws, all individuals subject to the policy must refrain from the purchase or sale of our securities except in designated trading windows or pursuant to preapproved 10b5-1 trading plans. The policy also prohibits the unauthorized disclosure of any nonpublic information acquired in the workplace and the misuse of material nonpublic information in securities trading and includes specific anti-hedging provisions.

Pursuant to the anti-hedging provisions, the Company prohibits executive officers, directors, and employees from engaging in transactions involving derivative securities, such as put and call options, and short sales, that could generate profit from a decline in the Company’s stock price. While other hedging transactions are not outright banned, they are strongly discouraged as they may misalign the interests of Company insiders with stockholders and encourage excessive risk-taking.

The above anti-hedging restriction does not however apply to stock options granted by the Company, nor does it apply to using Company securities for option exercises or tax payments in transactions directly with the Company.

The Company also prohibits holding Company securities in a margin account or pledging Company securities as collateral for a loan unless the pledgor has the clear financial capability to repay the loan without resort to the pledged securities.

A copy of the Company’s insider trading policy is filed as Exhibit 19.1 to the 2025 Annual Report.

Policy on Timing of Certain Award Grants

We do not grant stock options in anticipation of the release of material nonpublic information and we do not time the release of material nonpublic information for the purpose of affecting the value of executive compensation. In the event material nonpublic information becomes known to the Board of Directors or Compensation Committee before granting stock options, the Board of Directors or Compensation Committee (as applicable) will consider such information and use its business judgment to determine whether to delay the option grant to avoid any appearance of impropriety.

The following table sets forth information regarding stock option grants made to the named executive officers during fiscal year 2025 within the period commencing four business days prior to or the one business day following the filing by the Company of a Form 10-K, 10-Q or a Form 8-K that discloses material non-public information as required under Item 402(x) of Regulation S-K.

Name	Grant Date	Number of Securities Underlying the Award	Exercise Price of the Award ($)	Grant Date Fair Value of the Award	Percentage
Change In
The Closing
Market
Price Of
The
Securities
Underlying
The Award
Between
The
Trading
Day Ending
Immediately
Prior To
The
Disclosure
Of Material
Nonpublic
Information
And The
Trading
Day
Beginning
Immediately
Following
The
Disclosure
Of Material
Nonpublic
					Information
Blair Jordan	6/17/2025	41,000	$9.29	$365,110	(7)%
Eric Van Lent	6/17/2025	2,500	$9.29	$22,263	(7)%
Blair Jordan	7/29/2025	390,899	$29.20	$12,151,798	2%
Blair Jordan	8/8/2025	77,104	$30.10	$2,226,094	241%

Director Independence

In evaluating the independence of each of our directors and director nominees, the Board of Directors considers transactions and relationships between each director or nominee, or any member of his or her immediate family, and the Company and its subsidiaries and affiliates. The Board of Directors also examines transactions and relationships between directors and director nominees or their known affiliates and members of the Company’s senior management and their known affiliates. The purpose of this review is to determine whether any such relationships or transactions are inconsistent with a determination that the director is independent under applicable laws and regulations and Nasdaq listing standards.

Our Board of Directors has affirmatively determined that Ryan Smith, Andrew Suckling, Crystal Heter, Angela Dalton and Michael Edwards are each an independent director as defined under the Nasdaq rules governing members of boards of directors and as defined under Rule 10A-3 of the Exchange Act, and have no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Furthermore, the Board of Directors has determined that each of the members of our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent within the meaning of Nasdaq director independence standards applicable to members of such committees, as currently in effect.

The Compensation Committee members also qualify as “non-employee directors” within the meaning of Section 16 of the Exchange Act.

Audit Committee Report

The Audit Committee, which is comprised exclusively of independent directors, represents and assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages the Company’s relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

In connection with the audited financial statements of the Company for the year ended December 31, 2025, the Audit Committee of the Board of Directors of the Company (1) reviewed and discussed the audited financial statements with the Company’s management and the Company’s independent auditors; (2) discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission; (3) received and reviewed the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence; (4) discussed with the independent auditors the independent auditors’ independence; and (5) considered whether the provision of non-audit services by the Company’s principal auditors is compatible with maintaining auditor independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements for the year ended December 31, 2025 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

Respectfully submitted,

Audit Committee

/s/ Ryan Smith, Chair

/s/ Angela Dalton, Member

/s/ Crystal Heter, Member

Information About Our Executive Officers and Directors

Executive Officers

The following table sets forth certain information with respect to our executive officers as of the date of this Proxy Statement:

Name	Position	Age
McAndrew Rudisill	CEO and Executive Chairman	47
John Saunders	CFO, Vice President of Finance and Secretary	44

Below is information regarding each executive officer’s biographical information, including their principal occupations or employment for at least the past five years, and the names of other public companies in which such persons hold or have held directorships during the past five years.

McAndrew Rudisill — CEO and Executive Chairman — Information regarding Mr. Rudisill is set forth below under “—Classified Board of Directors.”

John Saunders — CFO, Vice President of Finance and Secretary

Prior to joining the Company in August 2025 as Vice President of Finance, Mr. Saunders served as Senior Vice President Finance, Capital Markets of Bridger Aerospace Group Holdings, Inc. (NASDAQ: BAER), an aerial firefighting and aerospace services company, from May 2024 to June 2025. From October 2021 to May 2024, Mr. Saunders served as Chief Financial Officer of Element Company, LLC, a family office with investments in technology and agriculture. Prior to that, he served as Chief Financial Officer from June 2019 to September 2021, and Controller from September 2018 to June 2019 of Ascent Vision Technology, LLC, a defense company. Prior to that, Mr. Saunders worked as a CPA for Rudd & Company, PLLC from January 2016 to September 2019. Mr. Saunders received his Bachelor of Arts in Economics from Bates College and his Masters of Professional Accountancy from Montana State University.

Classified Board of Directors

The Board of Directors is divided into two classes. At each annual general meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the second annual meeting following the election. The directors are divided among the two classes as follows:

●	the Class I directors are Andrew Suckling, Crystal Heter, Angela Dalton and Michael Edwards, and their terms expire at the annual meeting of stockholders to be held in 2027; and

●	the Class II directors are McAndrew Rudisill, Ryan Smith and Jason New, and their terms expire at the Annual Meeting to be held on August 19, 2026, subject to reappointment.

Any additional directorships resulting from an increase in the number of directors will be distributed among the two classes so that, as nearly as possible, each class will consist of one-half of the directors. The division of the Board of Directors into two classes with staggered two-year terms may delay or prevent a change of our management or a change in control.

The following table sets forth certain information with respect to our directors as of the date of this Proxy Statement:

Name	Age	Position With Company	Date First Appointed as Director
Class I Directors*
Andrew Suckling	54	Director	August 2025
Crystal Heter	48	Director	August 2025
Angela Dalton	54	Director	December 2025
Michael Edwards	48	Director	December 2025
Class II Directors**
McAndrew Rudisill	47	CEO and Executive Chairman	August 2025
Ryan Smith	43	Lead Independent Director	March 2024
Jason New	56	Director	October 2025

*	Terms expire at the 2027 annual meeting of stockholders (Class I).

**	Terms expire at the Annual Meeting to be held on August 19, 2026, subject to reappointment (Class II).

There is no arrangement or understanding between our directors and executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current Board of Directors. There are also no arrangements, agreements or understandings to our knowledge between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

Director Nominees

At the Annual Meeting, three directors are to be re-elected as Class II directors, to hold office until the 2028 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Nominating and Corporate Governance Committee has recommended, and the Board of Directors has selected, the following nominees for election: McAndrew Rudisill, Ryan Smith and Jason New, all of whom are currently directors of our company. Each nominee for director has consented to being named in this Proxy Statement and has indicated a willingness to serve if elected.

There is no arrangement or understanding between our directors and executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current Board of Directors, except in connection with the Voting Agreements, discussed below under “Certain Relationships and Related Transactions, and Director Independence-Related Party Agreements-Voting Agreements”. There are also no arrangements, agreements or understandings to our knowledge between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

Although we do not anticipate that any nominee will be unavailable for election, if a nominee is unavailable for election, the persons named as proxyholders will use their discretion to vote for any substitute nominee in accordance with their best judgment as they deem advisable.

Information regarding our current directors, including the director nominees, is provided below.

McAndrew Rudisill, CEO and Executive Chairman

Since August 2025, Mr. Rudisill has a served as Chairman of the Board of Directors and since September 2025, as CEO of the Company. Since April 2025, Mr. Rudisill has served as the founding and Managing Partner of Harbour Island, LLC, a private investment firm that invests in digital assets. From 2016 to May 2024, Mr. Rudisill served as the Chief Investment Officer and director of Bridger Aerospace Group Holdings, LLC, later Bridger Aerospace Group Holdings, Inc., a wildfire suppression company. From 2016 to October 2020, Mr. Rudisill was the Chief Investment Officer of Capital Vacations LLC, a fractional resort management company. From 2011 to 2015, Mr. Rudisill was the Chief Executive Officer and President, and member of the board of directors, of Emerald Oil, Inc. (“Emerald Oil”), a US oil and gas producer. In 2007, Mr. Rudisill founded Pelagic Capital Advisors LLC, a private investment fund focused on public and private equity investments, where he has served as Managing Partner and Chief Investment Officer since 2007. Mr. Rudisill earned a Bachelor of Arts in Economics from Middlebury College, in Middlebury, Vermont.

We believe that Mr. Rudisill is well qualified to serve on the Board of Directors due to his strategic investment experience and management experience in both the public and private sectors, including his position as managing partner of a private equity company specializing in digital assets.

Ryan L. Smith, Lead Independent Director

Since December 2019, Mr. Smith has served as Chief Executive Officer of Big Sky Industrial Inc. (“Big Sky Industrial”) (NASDAQ: BSIN), an energy company engaged in the development and operation of high-quality energy and industrial gas assets in the United States. Mr. Smith served as Chief Financial Officer of Big Sky Industrial from May 2017 to June 2023, and has served as a member of the board of directors of Big Sky Industrial since January 2021. Mr. Smith consulted for Big Sky Industrial from January 2017 to May 2017. Prior to holding that position, Mr. Smith served as Emerald Oil’s Chief Financial Officer from September 2014 to January 2017 and Vice President of Capital Markets and Strategy from July 2013 to September 2014. Prior to joining Emerald, Mr. Smith was a Vice President in Canaccord Genuity’s Investment Banking Group focused solely on the energy sector. Mr. Smith joined Canaccord Genuity in 2008 and was responsible for the execution of public and private financing engagements along with mergers and acquisitions advisory services. Prior to joining Canaccord Genuity, Mr. Smith was an Analyst in the Wells Fargo Energy Group, working solely with upstream and midstream oil and gas companies. Mr. Smith holds a Bachelor of Business Administration degree in Finance from Texas A&M University.

We have concluded that Mr. Smith is well qualified to serve on the Board of Directors based upon his significant business experience, including his public company background, and capital markets fund raising.

Jason New, Director

Since January 2024, Mr. New has served as Vice Chairman of Investment Banking at Lazard, a global financial advisory and asset management firm. Mr. New is also a Senior Advisor to Harbour Island, LLC, a position he has held since May 2025. Prior to joining Lazard, Mr. New was the Co-Founder and Managing Partner of NovaWulf Digital Management, LP, an investment fund, from January 2022 to December 2023. Previously, Mr. New served as CEO of Onex Credit, the credit investing arm of Onex Corporation from April 2020 to December 2021. Prior to joining Onex Corporation, Mr. New was a Senior Managing Director of The Blackstone Group L.P., a global investment and advisory firm, and the Head of Special Situation Investing for GSO Capital Partners LP (“GSO”), a credit-oriented alternative asset manager, having served in such positions from 2005 until December 2019. Before joining GSO in 2005, Mr. New was a senior member of Credit Suisse’s distressed finance group. Mr. New joined Credit Suisse in 2000 when it acquired Donaldson, Lufkin & Jenrette (“DLJ”), where he was a member of DLJ’s restructuring group. Prior to joining DLJ in 1999, he was an associate with the law firm Sidley Austin LLP, where he practiced in the firm’s corporate reorganization group. Mr. New holds a B.A. from Allegheny College, in Meadville, Pennsylvania, and a J.D. from Duke University, where he is a member of the Board of Visitors.

Mr. New has served on the board of directors of several private and public companies, including Eastman Kodak (NYSE: KODK), where he has served since September 2013 and currently serves on the Compensation, Nominating and Corporate Governance Committee, and TeraWulf Inc. (Nasdaq: WULF), a digital asset technology company with a core business of sustainable bitcoin mining, where he served from November 2021 to December 2023.

Mr. New brings extensive experience in investment strategies and digital assets, along with a strong background in complex financial transactions to the Board of Directors. We expect that his legal expertise and ability to develop innovative financial solutions will help enhance the Board of Directors’ effectiveness in governance and risk management.

Continuing Directors

Andrew Suckling, Director

Mr. Suckling has more than 30 years of experience in the finance industry, primarily working in commodity trading and investment. Since January 2009, Mr. Suckling has served as a Partner and Founder of Verulam LLC, a hedge fund and consultancy. Since August 2022, Mr. Suckling has served as a member of the board of directors of American Battery Materials, Inc. and is currently the non-executive chairman of Cadence Minerals and Chair of remuneration committee, a position he has held since December 2015. Mr. Suckling also previously served as the non-executive director and member of the audit committee of Macarthur Minerals from December 2017 to September 2024. From March 2000 to December 2008, Mr. Suckling served as a Partner at multibillion fund management group, Ospraie Management LLC. From July 1994 to March 2000, Mr. Suckling was a commodities trader on the London Metal Exchange with MG Ltd. Mr. Suckling is a graduate of Brasenose College, Oxford University, earning a Bachelor of Arts degree (with honors) in Modern History and a Master of Arts degree in Modern History.

We believe that Mr. Suckling is well qualified to serve on the Board of Directors due to his significant experience in the finance industry, including his positions as a partner of several significant hedge funds along with various public board representations in various jurisdictions.

Crystal Heter, Director

Since July 2020, Ms. Heter has served as Executive Vice President and Chief Operating Officer of Tallgrass Energy, LP (“Tallgrass”), an energy infrastructure company where she performs operations, engineering, safety, land, environmental, procurement, IT and HR services. From April 2018 to July 2020, Ms. Heter served as Segment President, Natural Gas Transportation, for Tallgrass and from February 2016 to April 2018, Ms. Heter served as Vice President and General Manager of the Rockies Express Pipeline, for Tallgrass. Ms. Heter served in various roles with Tallgrass since 2012, and prior to that, with Kinder Morgan, including as a director of account services, account director and as a project manager and risk engineer. Ms. Heter obtained a Bachelor of Arts degree in Chemical Engineering from the Colorado School of Mines.

We believe that Ms. Heter is well qualified to serve on the Board of Directors due to her significant experience in management and operations.

Angela Dalton, Director

Since December 2018, Ms. Dalton has served as the CEO and Founder of Signum Growth Capital LLC, a FINRA-registered broker-dealer.  Ms. Dalton also has served as CEO and CIO of AD8 LLC, a next-generation video game publisher, since May 2024. From June 2015 to August 2018, she served as Managing Director and Sector Head (Technology, Media, Telecom) in Equities at Guggenheim Securities, the investment banking and capital markets business of Guggenheim Partners. From October 2014 to June 2015, Ms. Dalton served as Managing Director at International Strategy & Investment Group LLC, investment research services company which was acquired by Evercore Inc. From February 2010 to October 2014, Ms. Dalton co-founded and served as Managing Director of Evercore Group LLC, an operating subsidiary of Evercore Inc. (NYSE: EVR).  Since July 2020, Ms. Dalton has served as an advisor to ARK Investment Management LLC and has previously served as an advisor to the Web3 Foundation, a non-profit organization dedicated to supporting the development of a decentralized internet.  Since February 2023, Ms. Dalton has served as a director of Sortium Inc., which offers an AI-powered platform for creating and tokenizing 3D assets. From March 2022 through February 2023, she served as an independent board member of FaZe Clan Inc through its sale to Gamesquare (Nasdaq: GAME). Ms. Dalton obtained an M.B.A. in Finance and Accounting from the University of Chicago, a Bachelor of Science degree in Business Administration and a Bachelor of Arts in French from the University of Kansas, Phi Beta Kappa.

We believe that Ms. Dalton is well qualified to serve on the Board of Directors due to her experience in innovative technologies across digital assets, media, gaming and finance, and we expect her Board of Directors membership to be of significant advantage to the Company as it develops its digital asset treasury strategy.

Michael Edwards, Director

Since March 2024, Mr. Edwards has been the Managing Principal and sole owner of Old Post Company, Inc., a family office and strategic advisory firm through which he has advised clients in the investment management, technology, and digital asset spaces, including Guild, Frontier Foundry, Signum Growth, CORBU, and others.  From May 2019 to March 2024, Mr. Edwards served as Deputy CIO at Weiss MS Advisors LLC, a New York and Connecticut-based asset management firm.  From June 2010 to May 2019, he was a Managing Partner at Arrowgrass Capital Partners LLP, a hedge fund based in New York and London and managed the fund’s U.S. business.  Mr. Edwards was a principal and portfolio manager with Nusa Capital Management LP, an asset management firm, from February 2009 to June 2010, and an analyst and portfolio manager at D.E. Shaw & Co. LP, a quantitative investment management firm, from May 2004 to February 2009.  Mr. Edwards began his career as an analyst at Credit Suisse in San Francisco after obtaining a Bachelor of Arts degree in Public Policy and International Affairs, summa cum laude, from Princeton University.  Mr. Edwards serves on the boards of Third Way, a public policy think tank based in Washington, D.C.; Zippy Inc. a technology provider and servicer of manufactured home loans; Buzzy AI, which offers A.I.-powered application tools; Manifest Ed, which operates an A.I.-driven learning platform; and Velocity Worldwide, a shopper engagement and marketing technology firm.

We believe that Mr. Edwards is well qualified to serve on the Board of Directors due to his significant experience in the finance industry, including his positions with several asset management firms, along with various board representations in various jurisdictions.

Director Qualifications

The Board of Directors believes that each of our directors is highly qualified to serve as a member of the Board of Directors. Each of the directors has contributed to the mix of skills, core competencies and qualifications of the Board of Directors. When evaluating candidates for election to the Board of Directors, the Board of Directors seeks candidates with certain qualities that it believes are important, including integrity, an objective perspective, good judgment, and leadership skills. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions.

Executive and Director Compensation

Summary Compensation Table

The following table sets forth certain information concerning compensation earned by or paid to certain persons who we refer to as our “Named Executive Officers” for services provided for the fiscal years ended December 31, 2025 and 2024. Our Named Executive Officers include persons who (i) served as our principal executive officer or acted in a similar capacity during the years ended December 31, 2025 and 2024, (ii) were serving at fiscal year-end as our two most highly compensated executive officers, other than the principal executive officer, whose total compensation exceeded $100,000, and (iii) if applicable, up to two additional individuals for whom disclosure would have been provided as a most highly compensated executive officer, but for the fact that the individual was not serving as an executive officer at fiscal year-end.

Name and Principal Position 0	Year	Salary ($)	Bonus ($)	Stock Awards ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation	All Other Compensation ($)	Total ($)
McAndrew Rudisill(1)	2025	200,000	1,750,000	—	(2)	18,322,537	(3)	—	—	20,272,537
CEO and Executive Chairman

John Saunders(4)	2025	154,743	—	1,822,930		—		—	—	1,977,673
CFO

Blair Jordan(5)	2025	190,624	1,541,250	360,478		14,743,002		—	—	16,835,354
Former CEO	2024	140,107	—	—		—		—	—	140,107

Eric Van Lent(6)	2025	142,000	50,000	7,594		22,263		—	—	221,856
Former CAO

Does not include perquisites and other personal benefits or property, unless the aggregate amount of such compensation is more than $10,000. No executive officer earned non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above. Option Awards and Stock Awards represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. For additional information on the valuation assumptions with respect to the restricted stock grants and option awards, refer to Note 16 – Stockholders’ (Deficit) Equity to our Consolidated Financial Statements included in the 2025 Annual Report. No executive officer serving as a director received any compensation for services on the Board of Directors separate from the compensation paid as an executive for the periods above.

(1)	Mr. Rudisill has served as our CEO since September 4, 2025 and has been a member of our Board of Directors and served as our Executive Chairman since August 4, 2025.

(2)	Does not include the value of 136,500 shares of restricted common stock originally granted to Mr. Rudisill on November 12, 2025, which were rescinded by the Board of Directors, with the approval of Mr. Rudisill, effective as of the date of grant, on December 1, 2025.

(3)	In connection with the Strategic Advisor Agreement entered into between the Company and PCAO LLC, of which Mr. Rudisill is the managing partner and, therefore, is deemed to beneficially own the securities held by such entity, warrants to purchase (i) 480,787 shares of common stock at an exercise price of $27.75 per share were granted to Mr. Rudisill on August 4, 2025, and (ii) 95,700 shares of common stock at an exercise price of $34.45 per share, were granted to Mr. Rudisill on August 8, 2025. Although the warrants were granted prior to Mr. Rudisill’s commencing service as our CEO and do not provide Mr. Rudisill with compensation related to his service as our CEO, as a member of our Board of Directors or as our Executive Chairman, the grant date fair value of the warrants is included in this table in accordance with SEC rules. The grant date fair value was computed in accordance with FASB ASC718 and does not correspond to the actual amount that may be realized if exercised.

(4)	On November 12, 2025, the Board of Directors appointed Mr. Saunders as the CFO and Secretary of the Company.

(5)	On February 28, 2024, Mr. Jordan was appointed to the Board of Directors. On May 7, 2024, Mr. Jordan was appointed as Interim CEO of the Company. On February 4, 2025, the Board of Directors approved the appointment of Mr. Jordan as CEO of the Company. Mr. Jordan provided his services through, and was paid through, Blair Jordan Strategy and Finance Consulting Inc., of which he is the sole owner and control person. Mr. Jordan resigned as CEO and as a director of the Company on September 4, 2025.

(6)	Effective February 15, 2025, the Board of Directors appointed Mr. Van Lent as the Chief Accounting Officer of the Company. Effective January 30, 2026, Mr. Van Lent resigned as Chief Accounting Officer of the Company.

Current Executive Compensation Agreements

Executive Employment Agreement with McAndrew Rudisill

On September 15, 2025, the Company entered into an Executive Employment Agreement with Mr. McAndrew Rudisill, the Company’s CEO and Executive Chairman (the “Rudisill Employment Agreement”).

Pursuant to the Rudisill Employment Agreement, the Company agreed to continue to engage Mr. Rudisill as Chairman of the Board of Directors and CEO of the Company, during the term of the agreement, which continues until the earlier of (i) Mr. Rudisill provides the Company 30 days’ written notice of his termination of the Rudisill Employment Agreement or (ii) December 31, 2028; subject to up to two additional years of automatic renewals, if neither party provides the other notice of non-renewal prior to December 31, 2028 or if automatically renewed, December 31, 2029.

In consideration for agreeing to provide services under the Rudisill Employment Agreement, we agreed: (a) to pay Mr. Rudisill a base salary of $450,000 per year, with such amount to be reviewed by the Board of Directors with the recommendation of the Compensation Committee, at least annually, and may be increased if the Board of Directors deems appropriate; (b) that Mr. Rudisill would be eligible to earn an annual discretionary bonus as established by the Board of Directors or Compensation Committee, which may consist of restricted stock units (“RSUs”) and/or cash payments; and (c) that Mr. Rudisill would be entitled to a change of control payment, equal to 2% of the greater of (i) the market capitalization of the Company on the closing date of a Change in Control (as defined below) or (ii) the total enterprise value (defined by the Company’s market capitalization on the closing date of a Change of Control, plus all outstanding debt, less cash). This Change in Control payment may consist of both RSUs and/or cash, as determined by the Board of Directors or Compensation Committee. For the purposes of the Rudisill Employment Agreement, a “Change in Control” means either (i) a merger or consolidation involving the Company (or one of its subsidiaries where the Company issues shares), unless the transaction is solely for changing the Company’s domicile or results in the Company’s stockholders retaining more than 50% of the voting power in the surviving or parent corporation immediately after the transaction, or (ii) the sale, lease, transfer, exclusive license, or other disposition of all or substantially all of the Company’s or its subsidiaries’ assets or equity, including through the sale or disposition of subsidiaries holding substantially all such assets, except where the transfer is to a wholly-owned subsidiary, provided that transactions carried out principally for bona fide equity financing purposes, where the Company receives cash or debt is cancelled or converted (or a combination thereof), will not constitute a Change in Control.

Separately, upon termination of the Rudisill Employment Agreement for any reason, the Company must promptly, and no later than 30 days after termination (or sooner if required by law), pay Mr. Rudisill (or his surviving spouse or estate) a lump sum covering any portion of his then current salary due through the termination date and reimbursement of eligible expenses incurred. Additionally, if Mr. Rudisill has been employed for more than 12 months, he will also receive a severance payment equal to two times his base salary at the time of termination. In addition, if his employment ends within 36 months of the start date (September 15, 2025), he will receive a payment, payable in stock and/or cash as determined by the Board of Directors, equal to the greater of (a) 1% of the Company’s market capitalization; or (b) 1% of the total enterprise value (market capitalization plus debt, less cash) of the Company, at the time of termination. Payment of these severance benefits is conditioned on Mr. Rudisill executing a general release of claims against the Board of Directors relating to his employment or service with the Company.

The Rudisill Employment Agreement also contains customary confidentiality obligations and work made for hire language. In addition, Mr. Rudisill is eligible to receive certain employee benefits, including profit sharing, medical, disability and life insurance plans and programs, that are established and made generally available by the Company from time to time to its employees, subject, however, to the applicable eligibility requirements and other provisions of such plans and programs (including, without limitation, requirements as to position, tenure, location, salary, age and health).

Notwithstanding the terms of the Rudisill Employment Agreement, as discussed above, the Board of Directors and/or Compensation Committee may from time to time, in their discretion, increase Mr. Rudisill’s base salary or award discretionary bonuses to Mr. Rudisill, which may take the form of cash consideration or equity.

The Rudisill Employment Agreement superseded an offer letter in the Company’s standard form previously provided to Mr. Rudisill to serve on the Board of Directors. The offer letter provided for Mr. Rudisill to be paid $350,000 per year as an annual retainer fee for serving on the Board of Directors, and originally became effective the date of Mr. Rudisill’s appointment to the Board of Directors, on August 4, 2025.

On November 12, 2025, the Board of Directors, after recommendation by the Compensation Committee, approved an increase in the annual salary of McAndrew Rudisill, the Company’s CEO, from $450,000 to $650,000, effective as of the same date.

John Saunders Offer Letter

Effective August 1, 2025, the Company entered into an offer letter with Mr. John Saunders pursuant to which Mr. Saunders agreed to serve as Vice President of Finance of the Company in consideration for cash compensation of $350,000 per year and $1.0 million in RSUs vesting over two years. Cash compensation was increased to $450,000 per year on November 12, 2025 upon being appointed to CFO. Mr. Saunders is also entitled to indemnification for his services as an officer of the Company in accordance with the Company’s standard form of indemnification agreement.

Prior Compensation Agreements

Jordan Consulting Agreement (Terminated)

On May 7, 2024, the Company entered into an Executive Consulting Agreement (the “Original Jordan Consulting Agreement”) with Mr. Blair Jordan and Blair Jordan Strategy and Finance Consulting Inc. (an entity owned by Mr. Jordan) (“Jordan Consulting”). Pursuant to the Original Jordan Consulting Agreement, the Company agreed to engage Jordan Consulting to provide the services of Mr. Jordan to the Company as Interim CEO of the Company. The Original Jordan Consulting Agreement had a term through April 30, 2025, and provided for Mr. Jordan to act as Interim CEO of the Company, and to be paid $216,000 per year in consideration for services rendered to the Company, plus a $250,000 bonus in the event that the Company completed a Corporate Transaction. A “Corporate Transaction” included any corporate transaction by the Company, which occurred during the term, including but not limited to any merger, reverse merger, acquisition, disposal, joint-venture and/or investment involving the Company, which resulted in a Change of Control of the Company. For the purpose of the Original Jordan Consulting Agreement “Change of Control” included any corporate transaction pursuant to which the ownership of an aggregate of 50.1% or more of the outstanding shares of the Company was held by one or more parties after completing the Corporate Transaction.

On February 4, 2025, the Board of Directors approved the appointment of Mr. Jordan as CEO of the Company and an increase in Mr. Jordan’s compensation to $240,000 per year, effective January 1, 2025.

On February 20, 2025, the Company entered into an Executive Consulting Agreement with Mr. Blair Jordan dated February 21, 2025, and Jordan Consulting (the “Jordan Consulting Agreement”). The Jordan Consulting Agreement replaced and superseded the Original Consulting Agreement with Mr. Jordan.

Pursuant to the Jordan Consulting Agreement, the Company agreed to continue to engage Jordan Consulting to provide the services of Mr. Jordan to the Company as CEO of the Company. The Jordan Consulting Agreement had a term beginning effective January 1, 2025, and continuing through December 31, 2026, unless otherwise terminated pursuant to the terms of the agreement, provided that in the event that the parties had not agreed to an extension or termination of the Jordan Consulting Agreement with at least 30 days’ written notice at the end of the term, the agreement automatically renewed for successive terms of one year upon the expiration of the primary term or any renewal.

The Jordan Consulting Agreement provided for Mr. Jordan to act as CEO of the Company, and to be paid $240,000 per year in consideration for services rendered to the Company (the “Fee”), which Fee was to increase to $350,000 per year in the event the Company completed any material transaction (a “Material Transaction Increase”).

The agreement also allowed the Company to pay Mr. Jordan or Jordan Consulting an incentive bonus of up to 100% of the Fee per year, in the form of cash or equity, in the discretion of the Compensation Committee and the Board of Directors.

Effective July 29, 2025, the Company, with the approval of the Board of Directors, with the recommendation of the Compensation Committee, entered into a First Amendment to Amended and Restated Executive Consulting Agreement (the “Jordan Consulting Agreement Amendment”) with Mr. Jordan and Jordan Consulting, which amended the Jordan Consulting Agreement to increase the Fee to $450,000 in the event the closing of a pending private placement occurred within 10 days of the adoption of the Jordan Consulting Agreement Amendment, which closing occurred within such timeframe, and to remove any language about a Material Transaction Increase. The Jordan Consulting Agreement Amendment provided that, if after closing of the August 2025 private placement, the Company and Mr. Jordan mutually decided that he should step down from the role of CEO of the Company, and this departure was not considered a termination for just cause by the Company or a resignation for good reason by Mr. Jordan under the Jordan Consulting Agreement, as amended, Mr. Jordan (or Jordan Consulting) would nonetheless receive the full compensation outlined in the agreement as if the Jordan Consulting Agreement had been terminated without just cause. This mutual termination would be documented in writing and the agreed payments would be made on the effective date of the termination, subject to Mr. Jordan and Jordan Consulting signing a standard release agreement in favor of the Company.

On September 4, 2025, Mr. Jordan and Jordan Consulting entered into a Separation and Release Agreement with the Company (the “Jordan Separation Agreement”). Pursuant to the Jordan Separation Agreement, the Company agreed to (a) pay Jordan Consulting $1,350,000 in cash, which would be the amount payable to Jordan Consulting pursuant to the terms of the Jordan Consulting Agreement, in the event the Board of Directors decided that Mr. Jordan should step down from the role of CEO of the Company, and such departure was not considered a termination for just cause by the Company or a resignation for good reason by Mr. Jordan under the Jordan Consulting Agreement (the “Cash Payment”); (b) execute an assignment in order to transfer any and all rights and ownership to the design or domain of “Volaro” to Jordan Consulting (the “Volaro Ownership”); and (c) confirm that certain of Jordan Consulting’s options that had been granted were fully vested subject to stockholder approval.

Under the Jordan Separation Agreement, Mr. Jordan, Jordan Consulting and the Company, provided each other general releases; the Company agreed to continue to indemnify and hold Mr. Jordan and Jordan Consulting harmless against any claims relating to the performance of the Jordan Consulting Agreement; and Mr. Jordan and Jordan Consulting agreed to certain confidentiality, non-disclosure, non-solicitation, non-disparagement (which were mutual), and cooperation covenants.

EVL Consulting Agreement (Terminated)

Effective February 15, 2025, the Company entered into an Executive Consulting Agreement (the “EVL Consulting Agreement”) dated January 30, 2025 with Mr. Eric R. Van Lent and EVL Consulting, LLC (an entity owned by Mr. Van Lent) (“EVL Consulting”). Pursuant to the EVL Consulting Agreement, the Company agreed to engage EVL Consulting to provide the services of Mr. Van Lent to the Company as Chief Accounting Officer of the Company. The EVL Consulting Agreement had a term through July 30, 2025, unless otherwise terminated pursuant to the terms of the agreement (discussed below) and provided for Mr. Van Lent to be paid $8,000 per month for an average of 10 hours of work per week, with any hours in excess of that amount being compensated at the rate of $200 per hour, only if preapproved in writing by the Company. The EVL Consulting Agreement included customary confidentiality, non-disclosure and proprietary right requirements of EVL Consulting and Mr. Van Lent, and a prohibition on EVL Consulting and Mr. Van Lent competing against us during the term of the agreement.

We had the right to terminate the EVL Consulting Agreement at any time, provided that we paid EVL Consulting $10,000 upon such termination, payable within 60 days of such termination date (the “Termination Fee”).

On July 12, 2025, and effective July 31, 2025, the Company, Mr. Van Lent and EVL Consulting entered into a First Amendment to Consulting Agreement, which amended the EVL Consulting Agreement to (a) extend the term of such agreement through December 31, 2025; and (b) increase the Termination Fee to $25,000.

On September 2, 2025, the Company entered into a Statement of Work with EVL Consulting. Pursuant to the agreement, EVL Consulting agreed to deploy a cloud based accounting and financial software system for the Company’s eight operating subsidiaries, and undertake certain other services, in consideration for $60,000, payable $12,000 at the time of project kickoff, $36,000 upon completion of configuration and data migration, and $12,000 when the project goes live.

Effective January 30, 2026, Mr. Van Lent resigned as Chief Accounting Officer of the Company. Following Mr. John Saunders being named CFO of the Company in November 2025, the Company determined it no longer required the services from EVL Consulting or Mr. Van Lent and therefore did not renew the contract.

Prior Material Consulting Agreements

Service Agreement with Prof. Sir Marc Feldmann (former Co-Executive Chairman) (Terminated)

On June 1, 2018, CannBioRex Pharma Limited (“CannBioRex”), our wholly-owned subsidiary, and Prof. Sir Marc Feldmann Ph.D., our then Executive Co-Chairman, entered into a Service Agreement (the “Feldmann Employment Agreement”). Pursuant to the Feldmann Employment Agreement, Prof. Sir Marc Feldmann served as the Chairman, CEO and Executive Director of CannBioRex or in such other capacity consistent with his status. Prof. Sir Marc Feldmann’s responsibilities included those customary for the roles in which he serves. Prof. Sir Marc Feldmann received compensation of £115,000 per year, with annual compensation reviewed by the Board of Directors and eligibility for discretionary bonuses, as determined by the Board of Directors. CannBioRex also reimbursed Prof. Sir Marc Feldmann’s travel and other business expenses.

Pursuant to the Feldmann Employment Agreement, all intellectual property rights created by Prof. Sir Marc Feldmann or related to his employment belonged to and vested in CannBioRex.

The Feldmann Employment Agreement contained customary non-compete clause prohibiting Prof. Sir Marc Feldmann from working for any competing businesses during the term of his employment, or holding equity in other businesses, except he could hold or beneficially own securities of publicly-traded companies if the aggregate beneficial interests of him and his family did not exceed 5% of that class of securities.

Prof. Sir Marc Feldmann was also prohibited for 12 months following termination (the “Post-Termination Period”) to be involved in any capacity with a competing business or potential joint venture in the United Kingdom or in any other country. During the Post-Termination Period, he could not solicit business from CannBioRex and its affiliates’ customers; or any company with whom he was actively involved in the course of his employment; or about which he held confidential information. Prof. Sir Marc Feldmann further covenanted to not interfere with CannBioRex’s business relationships by inducing or attempting to induce suppliers to take adverse actions during the Post-Termination Period. He also agreed not to induce or attempt to induce any CannBioRex employee to leave the company during the Post-Termination Period. The Feldmann Employment Agreement contained customary non-disclosure and confidentiality obligations, sick leave and vacation time.

On November 17, 2021, the Board of Directors, as recommended by the Compensation Committee, increased the salary of Prof. Sir Marc Feldmann to $225,000 per annum.

Effective April 27, 2022, CannBioRex and Prof. Sir Marc Feldmann entered into an amendment to the consulting agreement, pursuant to which the parties agreed effective March 1, 2022, that Sir Marc Feldmann’s salary would be reduced by $225,000 (100%), and that such reduced amounts would be accrued and paid on the date the Board of Directors determined that the Company had sufficient cash on hand to pay such accrued amounts, which the Company expected would not be until it had raised a minimum of $15,000,000 (the “Funding Determination Date”).

On January 10, 2024, and effective January 1, 2024, the Company entered into a Second Amendment to Consulting Agreement with Prof. Sir Marc Feldmann. Pursuant to the amendment, Prof. Sir Marc Feldmann, effective as of January 1, 2024, agreed to a reduction of his base salary set forth in his consulting agreement by 100%, to £0 per year, with the amount of such salary reduction £14,167 per month (or £170,000 per year), accruing monthly in arrears, to be paid on the Funding Date, provided that in the event the Funding Date did not occur prior to March 15, 2025, the amounts accrued would be forgiven in their entirety.

On March 7, 2024, Sir Marc Feldmann, Ph.D. provided notice to the Board of Directors of his resignation as a member of the Board of Directors, effective on the same date.

Effective September 5, 2024, our wholly-owned subsidiary, Cannbiorex and the Company entered into a Separation and Release Agreement with Sir Marc Feldmann (as amended, the “Feldmann Separation Agreement”).

Under the Feldmann Separation Agreement, the Company agreed to issue Sir Marc Feldmann 5,732 shares of common stock and options to purchase 2,000 shares of common stock with a term of two years and an exercise price of $19.50 per share, the closing sales price of the Company’s common stock on September 5, 2024, under the Company’s Second Amended and Restated Omnibus Incentive Plan to satisfy amounts owed to Sir Marc Feldmann in consideration for services previously rendered to Cannbiorex. Under the Feldmann Separation Agreement, Sir Marc Feldmann provided a customary general release to Cannbiorex and the Company, the Company and Cannbiorex provided a release to Sir Marc Feldmann, subject to certain exceptions, and Sir Marc Feldmann also agreed to certain confidentiality, non-disclosure, non-solicitation, non-disparagement, and cooperation covenants in favor of the Company and Cannbiorex. The shares have been issued.

Also effective September 5, 2024, the Company entered into an Indemnification Agreement with Sir Marc Feldmann to provide for indemnification to Sir Marc Feldmann under Delaware law. Among other things, consistent with the Company’s Bylaws, the Indemnification Agreement generally requires that the Company (i) indemnify Sir Marc Feldmann from and against all expenses and liabilities with respect to proceedings to which Sir Marc Feldmann may be subject by reason of Sir Marc Feldmann’s service to the Company and its subsidiaries to the fullest extent authorized or permitted by Delaware law and (ii) advance all expenses incurred by Sir Marc Feldmann in connection with the investigation, defense, settlement or appeal of any proceeding, and in connection with any proceeding to enforce Sir Marc Feldmann’s rights under the Indemnification Agreement.

Consultancy Agreement and Consulting Agreement with Prof. Lawrence Steinman (Terminated)

On November 17, 2021, and effective November 1, 2021, we entered into a Consulting Agreement with Lawrence Steinman, M.D., our then Executive Chairman (the “Steinman Consulting Agreement”). Pursuant to the Steinman Consulting Agreement, Dr. Steinman agreed to provide certain consulting services to us, including, but not limited to, participating in defining and setting strategic objectives of the Company; actively seeking out acquisition and merger candidates; and having primary scientific responsibility for our α7nAChR platform (collectively, the “Steinman Services”). The initial term of the agreement was for one year (the “Initial Term”); provided that the agreement automatically extends for additional one year periods after the Initial Term (each an “Automatic Renewal Term” and the Initial Term together with all Automatic Renewal Terms, if any, the “Term”), subject to the Renewal Requirements (described below), in the event that neither party provided the other written notice of such party’s intent not to automatically extend the term of the agreement at least 30 days prior to the end of the Initial Term or any Automatic Renewal Term. The Term can only be extended for an Automatic Renewal Term, provided that (i) Dr. Steinman is re-elected to the Board of Directors at our Annual Meeting of Stockholders immediately preceding the date that such Automatic Renewal Term begins; (ii) the Board of Directors affirms his appointment as Co-Chairman for the applicable Automatic Renewal Term (or fails to appoint someone else as Co-Chairman prior to such applicable Automatic Renewal Term) and (iii) Dr. Steinman is continuing in his role of having the responsibility for the scientific development for the Company’s α7nAChR platform (the “Renewal Requirements”). The Steinman Consulting Agreement also expires immediately upon the earlier of: (i) the date upon which Dr. Steinman no longer serves as Co-Chairman and no longer has primary scientific responsibility for our α7nAChR platform; and (ii) any earlier date requested by either (1) us (as evidenced by a vote of a majority of the Board of Directors (excluding Dr. Steinman) at a meeting of the Board of Directors), or (2) Dr. Steinman (as evidenced by written notice from Dr. Steinman to the Board of Directors). Additionally, we may terminate the Steinman Consulting Agreement immediately and without prior notice if Dr. Steinman is unable or refuses to perform the Steinman Services, and either party may terminate the Steinman Consulting Agreement immediately and without prior notice if the other party is in breach of any material provision of the Steinman Consulting Agreement.

We agreed to pay Dr. Steinman $225,000 per year during the Term of the agreement, along with a one-time payment of $43,750, representing the difference between his old compensation and new compensation, dating back to April 1, 2021. Pursuant to the Steinman Consulting Agreement, Dr. Steinman agreed to not compete against us, unless approved in writing by the Board of Directors, during the Term of the agreement, and also agreed to certain customary confidentiality provisions and assignment of inventions requirements. The Steinman Consulting Agreement also has a 12-month non-solicitation prohibition following its termination.

Effective April 27, 2022, the Company and Dr. Steinman entered into an amendment to the Steinman Consulting Agreement, pursuant to which the parties agreed effective March 1, 2022, that Dr. Steinman’s salary would be reduced by $56,250 (25%), and that such reduced amount would be accrued and paid on the Funding Determination Date.

On January 10, 2024, and effective January 1, 2024, the Company entered into a Third Amendment to Consulting Agreement with Lawrence Steinman. Pursuant to the amendment, Dr. Steinman, effective as of January 1, 2024, agreed to a reduction of his base salary set forth in his consulting agreement by 100%, to $0 per year, with the amount of such salary reduction ($18,750 per month or $225,000 per year), accruing monthly in arrears, to be paid on the Funding Date, provided that in the event the Funding Date did not occur prior to March 15, 2025, the amounts accrued would be forgiven in their entirety.

On May 7, 2024, the Company entered into a Fourth Amendment to the Steinman Consulting Agreement with Dr. Steinman, the then Executive Chairman of the Board of Directors (the “Fourth Amendment”). Pursuant to the Fourth Amendment, Dr. Steinman waived and forgave all amounts accrued and owed to him under the Steinman Consulting Agreement through such date, and agreed that compensation payable to him under the Steinman Consulting Agreement moving forward would be $0, provided that as long as Dr. Steinman remained a member of the Board of Directors, he was to receive the same compensation payable to other non-executive members of the Board of Directors.

Mr. Steinman resigned from the Board of Directors effective August 4, 2025, and the Steinman Consulting Agreement terminated on the same date.

Pay Versus Performance

This section provides disclosure about the relationship between executive compensation actually paid to our principal executive officer (“PEO”) and non-PEO Named Executive Officers (“Non-PEO NEOs”) and certain financial performance measures of the Company for the fiscal years listed below. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act (the “Pay Versus Performance Rules”) and does not necessarily reflect how the Compensation Committee evaluates compensation decisions.

Fiscal Year (1)	Summary Compensation Table Total for McAndrew Rudisill (2)	Compensation Actually Paid to McAndrew Rudisill (3)(4)	Summary Compensation Table Total for Blair Jordan (2)	Compensation Actually Paid to Blair Jordan (3)(4)	Summary Compensation Table Total for James N. Woody (2)	Compensation Actually Paid to James N. Woody (3)(4)	Average Summary Compensation Table Total for Non-PEO NEOs(5)	Average Compensation Actually Paid to Non-PEO NEOs(6)	Value of Initial Fixed $100 Investment Based on Total shareholder Return (“TSR”) (7)	Net Loss (in thousands)(8)
(a)	(b)	(c)	(b)	(c)	(b)	(c)	(d)	(e)	(f)	(g)
2025	$20,272,537	$20,272,537	$16,835,354	$18,273,682	$—	$—	$1,099,765	$824,019	$0.76	$(450,521)
2024	$—	$—	$140,107	$140,107	$100,250	$100,250	$137,688	$137,688	$2.83	$(6,168)
2023	$—	$—	$—	$—	$656,800	$605,147	$356,889	$351,330	$6.30	$(19,935)

(1)	The following table lists the PEO and Non-PEO NEOs for each of fiscal years 2025, 2024 and 2023:

Year	PEO	Non-PEO NEOs
2025	McAndrew Rudisill and Blair Jordan	John Saunders and Eric Van Lent
2024	Blair Jordan and James N. Woody	Omar Jimenez, Ozan Pamir and Jonathan Rothbard
2023	James N. Woody	Ozan Pamir, Jonathan Rothbard and Quan Anh Vu

(2)	The dollar amounts reported in column (b) are the amounts of total compensation reported for our CEOs for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive and Director Compensation- Executive Compensation Table”.

(3)	The dollar amounts reported represent the amount of “compensation actually paid,” as calculated in accordance with the Pay Versus Performance Rules. These dollar amounts do not reflect the actual amounts of compensation earned by or paid to our PEOs during the applicable year. For purposes of calculating “compensation actually paid,” the fair value of equity awards is calculated in accordance with FASB ASC Topic 718 using the same assumption methodologies used to calculate the grant date fair value of awards for purposes of the Summary Compensation Table (refer to the Summary Compensation Table for additional information).

(4)	The following table shows the amounts deducted from and added to the Summary Compensation Table total to calculate “compensation actually paid” to our PEOs in accordance with the Pay Versus Performance Rules:

McAndrew Rudisill

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (A)	Equity Award Adjustments (B)	Compensation Actually Paid to PEO
2025	$20,272,537	$—	$—	$20,272,537

Blair Jordan

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (A)	Equity Award Adjustments (B)	Compensation Actually Paid to PEO
2025	$16,835,354	$15,103,480	$1,438,328	$18,273,682
2024	$140,107	$—	$—	$140,107

James N. Woody

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards (A)	Equity Award Adjustments (B)	Compensation Actually Paid to PEO
2024	$100,250	$—	$—	$100,250
2023	$656,800	$(39,025)	$—	$605,147

(A)	The grant date fair value of equity awards represents the sum of the totals of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(B)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The amounts deducted or added in calculating the equity award adjustments are as follows:

McAndrew Rudisill

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	$—	$—	$—	$—	$—	$—	$—

Blair Jordan

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2025	$—	$—	$1,438,328	$—	$—	$—	$1,438,328
2024	$—	$—	$—	$—	$—	$—	$—

James N. Woody

Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted in Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2024	$—	$—	$—	$—	$—	$—	$—
2023	$8,596	$(8,108)	$18,445	$(31,561)	$—	$—	$(12,628)

(5)	The dollar amounts reported in column (d) represent the average of the amounts reported for our company’s Non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year.

(6)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the Non-PEO NEOs as a group, as computed in accordance with the Pay Versus Performance Rules. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the Non-PEO NEOs as a group during the applicable year. In accordance with the Pay Versus Performance Rules, the following adjustments were made to average total compensation for the Non-PEO NEOs for each year to determine the compensation actually paid, using the same methodology described above in Note (4)(B):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards	Average Equity Award Adjustments (a)	Average Compensation Actually Paid to Non-PEO NEOs
2025	$1,099,765	$926,394	$(275,745)	$824,019
2024	$137,688	$—	$—	$137,688
2023	$356,889	$(2,602)	$(2,957)	$351,330

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Outstanding and Unvested Equity Awards Granted in the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2025	$(321,825)	$—	$46,080	$—	$—	$—	$(275,745)
2024	$—	$—	$—	$—	$—	$—	$—
2023	$859	$(1,304)	$3,612	$(6,124)	$—	$—	$(2,957)

(7)	Assumes $100 invested in our common shares on December 31, 2022, and calculated based on the difference between the share price of our common stock at the end and the beginning of the measurement period, and reinvestment of all dividends. No cash dividends were paid in 2023, 2024 or 2025.

(8)	The dollar amounts reported represent the amount of net loss reflected in our consolidated audited financial statements for the applicable year.

Relationship Between “Compensation Actually Paid” and Performance

We generally seek to incentivize long-term performance, and therefore do not specifically align our performance measures with “compensation actually paid” (as computed in accordance with Pay Versus Performance Rules) for a particular year. In accordance with the Pay Versus Performance Rules, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Net Loss

Our company has not historically looked to net loss as a performance measure for our executive compensation program. Our net loss was $19.9 million in 2023, $6.17 million in 2024 and $450.5 million in 2025.

Compensation Actually Paid and Cumulative TSR

As shown in the following graph, the compensation actually paid to our PEOs and the average amount of compensation actually paid to our Non-PEO NEOs as a group during the periods presented do have some correlation because a portion of their compensation has historically been in the form of long-term equity awards. The equity awards values are significantly impacted by changes in our stock price each period. These equity awards strongly align our executive officers’ interests with those of our stockholders by providing a continuing financial incentive to maximize long-term value for our stockholders and by encouraging our executive officers to continue in our employment for the long-term.

All information provided above under the “Pay Versus Performance” and “Relationship Between “Compensation Actually Paid” and Performance”, headings will not be deemed to be incorporated by reference in any filing of our company under the Securities Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Outstanding Equity Awards at Fiscal Year End

The following table shows, for each of our Named Executive Officers, all equity awards that were outstanding as of December 31, 2025.

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options, Exercisable (#)	Number of Securities Underlying Unexercised Options, Not Exercisable (#)	Option Exercise Price ($)	Option Expiration Date		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
McAndrew Rudisill(1)	8/4/2025	480,787	—	27.75	—		—		—
	8/8/2025	95,700	—	34.45	—		—		—
John Saunders	—	—	—	—	—		54,656	(2)	267,814	(3)
Blair Jordan(4)	7/29/2025	390,899	—	29.20	7/29/2035		—		—
	8/8/2025	77,104	—	30.10	7/29/2035		—		—
Eric Van Lent(5)	6/17/2025	2,500	—	9.29	6/12/2030	(6)	—		—

(1)	The information shown in the Option Awards column for Mr. Rudisill relates to the warrants that were granted in connection with the Strategic Advisor Agreement entered into between the Company and PCAO LLC, of which Mr. Rudisill is the managing partner and, therefore, is deemed to beneficially own the securities held by such entity. The warrants do not have an expiration date.

(2)	All 54,656 of the shares vested on January 2, 2026, pursuant to the terms of the original grant of such shares.

(3)	Calculated by multiplying the closing market price of the Company’s stock at the end of the last completed fiscal year (December 31, 2025 - $4.90) by the number of shares of stock.

(4)	Mr. Jordan resigned as CEO and as a director of the Company on September 4, 2025.

(5)	Eric Van Lent resigned as Chief Accounting Officer of the Company on January 30, 2026.

(6)	These options were to originally expire three months after the termination of Mr. Van Lent’s services with the Company but were extended by the Board of Directors to have an expiration date of five years from the original grant date, July 12, 2025.

Potential Payments Upon Termination

Pursuant to the Rudisill Employment Agreement, upon termination of the Rudisill Employment Agreement for any reason, the Company must promptly, and no later than 30 days after termination (or sooner if required by law), pay Mr. Rudisill (or his surviving spouse or estate) a lump sum covering any portion of his then current salary due through the termination date and reimbursement of eligible expenses incurred. Additionally, if Mr. Rudisill has been employed for more than 12 months, he will also receive severance payment equal to two times his base salary at the time of termination. In addition, if his employment ends within 36 months of the start date (September 15, 2025), he will receive a payment, payable in stock and/or cash as determined by the Board of Directors, equal to the greater of (a) 1% of the Company’s market capitalization; or (b) 1% of the total enterprise value (market capitalization plus debt, less cash) of the Company, at the time of termination. Payment of these severance benefits is conditioned on Mr. Rudisill executing a general release of claims against the Board of Directors relating to his employment or service with the Company.

The Rudisill Employment Agreement also provides that Mr. Rudisill is entitled to a change of control payment, equal to 2% of the greater of (i) the market capitalization of the Company on the closing date of a Change in Control (as defined above) or (ii) the total enterprise value (defined by the Company’s market capitalization on the closing date of a Change of Control, plus all outstanding debt, less cash). This Change in Control payment may consist of RSUs and/or cash, as determined by the Board of Directors or Compensation Committee.

Director Compensation

The following table sets forth compensation information with respect to our non-employee directors during our fiscal year ended December 31, 2025 (director compensation paid to our employee directors, if any, is included in the Summary Compensation Table, above):

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	All other compensation ($)	Total ($)
Ryan Smith	$299,167	$—	$14,604,973	$—	$14,904,140
Andrew Suckling(1)	$121,944	$—	$—	$—	$121,944
Crystal Heter(2)	$121,944	$—	$—	$—	$121,944
Jason New(3)	$63,611	$—	$—	$18,322,540	$18,386,151
Angela Dalton(4)	$—	$—	$—	$—	$—
Michael Edwards(5)	$—	$—	$—	$—	$—
Jay Goodman(6)	$95,583	$83,200	$—	$54,000	$232,783
Stephen H. Shoemaker(7)	$184,167	$189,821	$3,529,966	$—	$3,903,954
Lawrence Steinman(8)	$47,667	$124,967	$97,956	$—	$270,590

*	The table above does not include the amount of any expense reimbursements paid to the above directors. No directors received any Non-Equity Incentive Plan Compensation or Nonqualified Deferred Compensation. Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

(1)	Appointed as a member of the Board of Directors on August 4, 2025.

(2)	Appointed as a member of the Board of Directors on August 4, 2025.

(3)	Appointed as a member of the Board of Directors on October 7, 2025. In connection with the Strategic Advisor Agreement entered into between the Company and New Island Advisors LLC, of which Mr. New is the founder and managing partner, and therefore deemed to beneficially own the securities held by such entity, warrants to purchase (i) 480,787 shares of common stock at an exercise price of $27.75 per share were granted to Mr. New on August 4, 2025, and (ii) 95,700 shares of common stock at an exercise price of $34.45 per share, were granted to Mr. New on August 8, 2025. Although the warrants were granted prior to Mr. New’s commencing service as a member of the Board of Directors and do not provide Mr. New with compensation related to such service, the grant date fair value of the warrants is included in this table in accordance with SEC rules. The grant date fair value was computed in accordance with FASB ASC 718 and does not correspond to the actual amount that may be realized if exercised.

(4)	Appointed as a member of the Board of Directors on December 19, 2025.

(5)	Appointed as a member of the Board of Directors on December 19, 2025.

(6)	Resigned from the Board of Directors effective July 13, 2025.

(7)	Resigned from the Board of Directors effective September 15, 2025.

(8)	Resigned from the Board of Directors effective August 4, 2025.

(9)	Does not include the value of 88,750 shares of restricted common stock originally granted to Mr. Smith on November 12, 2025, which were rescinded by the Board of Directors, with the approval of Mr. Smith, effective as of the date of grant, on December 1, 2025. As of December 31, 2025, Mr. Smith held 493,502 options awards.

(10)	Does not include the value of 64,974 shares of restricted common stock originally granted to Mr. Suckling on November 12, 2025, which were rescinded by the Board of Directors, with the approval of Mr. Suckling, effective as of the date of grant, on December 1, 2025.

(11)	Does not include the value of 64,974 shares of restricted common stock originally granted to Ms. Heter on November 12, 2025, which were rescinded by the Board of Directors, with the approval of Ms. Heter, effective as of the date of grant, on December 1, 2025.

(12)	Does not include the value of 95,500 shares of restricted common stock originally granted to Mr. New on November 12, 2025, which were rescinded by the Board of Directors, with the approval of Mr. New, effective as of the date of grant, on December 1, 2025.

In connection with the appointment of each of the members of the Board of Directors discussed above, the Company entered into an offer letter with such director, which provides for compensation for services as a non-employee director consistent with the compensation generally provided to our other non-employee directors.

Board of Director Fees

Effective May 7, 2024, the Board of Directors set the compensation payable to non-executive members of the Board of Directors for services on the Board of Directors, at (a) $50,000 per year for service on the Board of Directors and (b) $15,000 for each Chairperson of a committee of the Board of Directors (provided that only one additional $15,000 payment shall be made even if the director serves as Chairperson for multiple committees).

On February 4, 2025, the Board of Directors appointed independent director Ryan Smith, as Lead Independent Director of the Company, and agreed to pay Mr. Smith an additional $20,000 per year for his services in such role.

On November 12, 2025, the Board of Directors, after recommendation by the Compensation Committee of the Board of Directors, approved an increase in the yearly compensation payable to non-employee members of the Board of Directors from $350,000 to $450,000 per year.

Release Agreement

On June 12, 2025, Mr. Jay Goodman resigned as a member of the Board of Directors, effective on June 13, 2025, and entered into a Release Agreement with the Company dated June 12, 2025 (the “Release Agreement”).

Under the Release Agreement, the Company paid Mr. Goodman (a) $7,583.33 which was due as of the date of the Release Agreement in consideration for Board of Directors services rendered; (b) $36,750 representing the Board of Directors fees he would have received had he remained as a member of the Board of Directors through December 31, 2025; and (c) an additional payment of $54,000.

Under the Release Agreement, Mr. Goodman agreed to provide a customary general release to the Company, and also agreed to certain confidentiality, non-disclosure, non-solicitation, non-disparagement, and cooperation covenants in favor of the Company. Mr. Goodman also confirmed that the 65,000 shares of common stock which he held which were subject to vesting and forfeiture were forfeited in connection with his resignation.

Accelerated Vesting of February 2025 RSU Awards

Effective June 17, 2025, the Board of Directors, with the recommendation of the Compensation Committee, approved the accelerated vesting of 160,000 shares of restricted common stock originally issued to Blair Jordan, the Company’s CEO at the time, in February 2025, which were to vest at the rate of 1/2 of such shares on each of January 1, 2026 and December 31, 2026, subject to Mr. Jordan’s continued service to the Company, and instead provided for such shares to vest in full as of June 17, 2025.

Also effective June 17, 2025, the Board of Directors, with the recommendation of the Compensation Committee, approved the accelerated vesting of 65,000 shares of restricted common stock held by each of Stephen H. Shoemaker, Dr. Lawrence Steinman and Ryan Smith, each non-executive members of the Board of Directors, which were to vest at the rate of 1/2 of such shares on each of July 1, 2025 and December 31, 2025, subject to such persons continued service to the Company and provided instead for such shares to vest in full as of June 17, 2025.

June 2025 Option Grants

Effective June 17, 2025, the Board of Directors, with the recommendation of the Compensation Committee, approved the grant of stock options to certain individuals, including awards to the following Named Executive Officers: (a) Blair Jordan, the Company’s CEO at the time (options to purchase 410,000 shares); and (b) Eric R. Van Lent, the Company’s Chief Accounting Officer at the time (options to purchase 25,000 shares), each in consideration for services rendered and to be rendered to the Company.

Also effective June 17, 2025, the Board of Directors, with the recommendation of the Compensation Committee, approved the grant of stock options to the non-executive members of the Board of Directors as follows: Ryan Smith, Lead Director, options to purchase 255,000 shares of common stock; Stephen H. Shoemaker, director, options to purchase 165,000 shares of common stock; and Dr. Lawrence Steinman, director, options to purchase 110,000 shares of common stock, each in consideration for services rendered and to be rendered to the Company.

The options were granted under the 2025 Option Incentive Plan (the “2025 Option Plan”) and have a term of ten years, subject in all cases to the terms and conditions of the 2025 OIP and the award agreements to be entered into to evidence such grants, and each officer’s continued service with the Company. The options vest at the rate of 1/2 of such options on each of the six and twelve month anniversaries of the grant date. The options have an exercise price of $0.9290 per share, the closing sales price of the Company’s common stock on the Nasdaq Capital market on June 17, 2025.

June 2025 Restricted Stock Awards

On June 17, 2025, the Company issued, after recommendation by the Compensation Committee and approval by the Board of Directors, 167,576 shares of restricted common stock to Blair Jordan, the Company’s CEO at the time, and 8,174 shares of restricted common stock to Eric R. Van Lent, the Company’s Chief Accounting Officer at the time, which vest at the rate of 1/2 of such shares on each of the six and twelve month anniversaries of the grant date, subject to such persons continued service to the Company on the applicable vesting dates. The grants are evidenced by Notice of Restricted Stock Grants and Restricted Stock Grant Agreements entered into between the Company and each recipient. The grants were made under, and subject to the terms of, the Company’s 2022 Omnibus Incentive Plan, as amended and restated (the “2022 OIP”).

Also effective on June 17, 2025, the Company issued, after recommendation by the Compensation Committee and approval by the Board of Directors, 102,181 shares of restricted common stock to Ryan Smith, Lead Director, 67,439 shares of restricted common stock to Stephen H. Shoemaker, director, and 44,959 shares of common stock to Dr. Lawrence Steinman, director, which vest at the rate of 1/2 of such shares on each of the six and twelve month anniversaries of the grant date, subject to such persons continued service to the Company on the applicable vesting dates. The grants were evidenced by Notice of Restricted Stock Grants and Restricted Stock Grant Agreements entered into between the Company and each recipient. The grants were made under, and subject to the terms of, the 2022 OIP.

Equity Compensation Plan Information

The following table sets forth information, as of December 31, 2025, with respect to our compensation plans under which common stock is authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted- average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A) (C)
Equity compensation plans approved by stockholders(1)	1,154,254	$28.76	1,286,334
Equity compensation plans not approved by stockholders(2)	5,464,336	$28.86	—
Total	6,618,590		1,286,334

(1)	Options granted and awards available for future issuance under the 2020 OIP (defined below), 2025 OIP (defined below), and Option Plans (defined below). See the descriptions of each plan provided below for the number of securities remaining available for future issuance under each plan and the formula for calculating the number of securities available for issuance under the 2025 OIP.

(2)	Includes 4,557,223 shares of common stock issuable upon exercise of Initial Strategic Advisor Warrants which have an exercise price of $27.75 per share and remain outstanding until exercised; and 907,111 shares of common stock issuable upon exercise of Subsequent Strategic Advisor Warrants which have an exercise price of $34.45 per share and remain outstanding until exercised.

2020 Omnibus Incentive Plan

We have reserved 978 shares of our common stock for grant under our 2020 Omnibus Incentive Plan (“2020 OIP”), of which 706 shares of common stock remain available for future awards as of the date of this filing.

The purpose of the 2020 OIP is to promote the interests of the Company and its subsidiaries and its stockholders by (i) attracting and retaining directors, executive officers, employees and consultants of outstanding ability; (ii) motivating such individuals by means of performance-related incentives to achieve the longer-range performance goals of the Company and its subsidiaries; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

Awards under the 2020 OIP may be made in the form of performance awards, restricted stock, RSUs, stock options, which may be either incentive stock options or non-qualified stock options, stock appreciation rights, other stock-based awards and dividend equivalents. Awards are generally non-transferable.

2022 Omnibus Incentive Plan

We reserved 500,000 shares of our common stock for grant under our 2022 OIP, of which no shares of common stock remain available for future awards as of the date of this filing, as we determined to not use the 2022 OIP following the adoption of the 2025 OIP, discussed below.

The purpose of the 2022 OIP is to promote the interests of the Company and its subsidiaries and its stockholders by (i) attracting and retaining directors, executive officers, employees and consultants of outstanding ability; (ii) motivating such individuals by means of performance-related incentives to achieve the longer-range performance goals of the Company and its subsidiaries; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

Awards under the 2022 OIP may be made in the form of performance awards, restricted stock, RSUs, stock options, which may be either incentive stock options or non-qualified stock options, stock appreciation rights, other stock-based awards and dividend equivalents. Awards are generally non-transferable.

2025 Option Incentive Plan

On June 17, 2025, the Board of Directors, with the recommendation of the Compensation Committee of the Board of Directors, adopted the 2025 Option Plan. Notwithstanding such adoption, in accordance with the rules of the Nasdaq Capital Market, following the date of adoption, but prior to the stockholder approval date, (i) no stock options granted thereunder could be exercised, and (ii) if stockholder approval was not received, the 2025 Option Plan was to be unwound, and the outstanding stock options granted thereunder cancelled. Subsequently, on July 24, 2025, the 2025 Option Plan was adopted by the Company’s stockholders.

The 2025 Option Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to the terms of the 2025 Option Plan (including as discussed above and any limitations provided by federal or state securities laws), to receive (i) incentive stock options (to eligible employees only); or (ii) nonqualified stock options. Incentive stock options granted under the 2025 Option Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Nonqualified (non-statutory stock options) granted under the 2025 Option Plan are not intended to qualify as incentive stock options under the Code.

A total of 100,000 shares of common stock were reserved for awards under the 2025 Option Plan, of which 36,900 shares of common stock remain available for future awards as of the date of this filing.

2025 Supplemental Option Incentive Plan

On July 29, 2025, the Board of Directors, with the recommendation of the Compensation Committee of the Board of Directors, adopted the Company’s 2025 Supplemental Option Incentive Plan (the “2025 Supplemental Option Plan”). Notwithstanding such adoption, in accordance with the rules of the Nasdaq Capital Market, following the date of adoption, but prior to the stockholder approval date, (i) no stock options granted thereunder could be exercised, and (ii) if stockholder approval was not received, the 2025 Supplemental Option Plan was to be unwound, and the outstanding stock options granted thereunder cancelled. Subsequently, on October 7, 2025, the 2025 Supplemental Option Plan was adopted by the Company’s stockholders.

The 2025 Supplemental Option Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to the terms of the 2025 Supplemental Option Plan (including as discussed above and any limitations provided by federal or state securities laws), to receive (i) incentive stock options (to eligible employees only); or (ii) nonqualified stock options. Incentive stock options granted under the 2025 Supplemental Option Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Nonqualified (non-statutory stock options) granted under the 2025 Supplemental Option Plan are not intended to qualify as incentive stock options under the Code.

A total of 91,976 shares of common stock were reserved for awards under the 2025 Supplemental Option Plan, of which no shares of common stock remain available for future awards as of the date of this filing.

2025 Second Supplemental Option Incentive Plan

On August 8, 2025, the Board of Directors, with the recommendation of the Compensation Committee of the Board of Directors, adopted the Company’s 2025 Second Supplemental Option Incentive Plan (the “2025 Second Supplemental Option Plan”, and together with the 2025 Option Plan and the 2025 Supplemental Option Plan, the “Option Plans”). Notwithstanding such adoption, in accordance with the rules of the Nasdaq Capital Market, following the date of adoption, but prior to the stockholder approval date, (i) no stock options granted thereunder could be exercised, and (ii) if stockholder approval was not received, the 2025 Second Supplemental Option Plan was to be unwound, and the outstanding stock options granted thereunder cancelled. Subsequently, on October 7, 2025, the 2025 Second Supplemental Option Plan was adopted by the Company’s stockholders.

The 2025 Second Supplemental Option Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to the terms of the 2025 Second Supplemental Option Plan (including as discussed above and any limitations provided by federal or state securities laws), to receive (i) incentive stock options (to eligible employees only); or (ii) nonqualified stock options. Incentive stock options granted under the 2025 Second Supplemental Option Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Nonqualified (non-statutory stock options) granted under the 2025 Second Supplemental Option Plan are not intended to qualify as incentive stock options under the Code.

A total of 919,761 shares of common stock were reserved for awards under the 2025 Second Supplemental Option Plan, of which no shares of common stock remain available for future awards as of the date of this filing.

2025 Omnibus Incentive Plan

We initially reserved 5,000,000 shares of our common stock for grant under our 2025 Omnibus Incentive Plan, as amended and restated (“2025 OIP”).

Subject to adjustment in connection with the payment of a stock dividend, a stock split or subdivision or combination of the shares of common stock, or a reorganization or reclassification of the Company’s common stock, upon approval of the 2025 OIP, the aggregate number of shares of common stock which may be issued pursuant to awards under the 2025 OIP automatically increases on January 1st of each year for a period of 10 years commencing on January 1, 2026 and ending on (and including) January 1, 2035, in an amount equal to 10% of the total shares of Company common stock outstanding on the last day of the immediately preceding fiscal year; provided, however, that the Board of Directors may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of common stock. No more than 500,000,000 shares may be awarded under the plan upon exercise of incentive stock options.

The purpose of the 2025 OIP is to promote the interests of the Company and its subsidiaries and its stockholders by (i) attracting and retaining directors, executive officers, employees and consultants of outstanding ability; (ii) motivating such individuals by means of performance-related incentives to achieve the longer-range performance goals of the Company and its subsidiaries; and (iii) enabling such individuals to participate in the long-term growth and financial success of the Company.

Awards under the 2025 OIP may be made in the form of performance awards, restricted stock, RSUs, stock options, which may be either incentive stock options or non-qualified stock options, stock appreciation rights, other stock-based awards and dividend equivalents. Awards are generally non-transferable.

As of December 31, 2025, a total of 126,717 shares of common stock were available for issuance under the 2025 OIP, which number increased to 3,168,401 shares of common stock available for future awards as a result of the automatic increase discussed above on January 1, 2026, which remains the same as of the date of this filing.

Certain Relationships and Related Party Transactions

Except as discussed below or otherwise disclosed above under “Executive and Director Compensation”, beginning on page 24, which information is incorporated into this “Certain Relationships and Related Party Transactions”, by reference, there have been no transactions over the last two fiscal years, and there is not currently any proposed transaction, in which the Company was or is to be a participant, where the amount involved exceeds the lesser of (a) $120,000 or (b) 1% of the Company’s total assets at year-end for the last two completed fiscal years, and in which any officer, director, or any stockholder owning greater than 5% of our outstanding voting shares, nor any member of the above referenced individual’s immediate family, had or will have a direct or indirect material interest.

Voting Agreements

Woody Voting Agreement

On May 7, 2024, Dr. James N. Woody resigned as CEO of the Company and entered into a Separation and Release Agreement with the Company. Under the Separation Agreement, the Company agreed to (a) pay Dr. Woody $50,000 in cash, less all applicable withholdings and required deductions; (b) issue Dr. Woody 2,500 fully-vested shares of the Company’s common stock; and (c) provide Dr. Woody the right to earn an additional $50,000 in the event we completed a change of control transaction (the “Change of Control Bonus”) within 24 months of the resignation date or we raised at least $5 million within 12 months from the resignation date.

On February 5, 2025, we entered into a First Amendment to Separation and Release Agreement with Dr. Woody (the “First Amendment”). Pursuant to the First Amendment, Dr. Woody and the Company agreed to amend the terms of the May 7, 2024 Separation and Release Agreement, to terminate the Change of Control Bonus and for the Company to instead issue Dr. Woody $60,000 in shares of restricted common stock of the Company (or 4,316 shares of common stock, based on the closing sales price of the Company’s common stock on February 5, 2025, which closing price was $13.90 per share, the “Separation Shares”). The Separation Shares included piggyback registration rights for a resale registration statement relative to the Separation Shares for a period of six (6) months.

The First Amendment also required Dr. Woody to enter into a Voting Agreement with the Company. Pursuant to the Voting Agreement, which was entered into on February 5, 2025, by Dr. Woody, the Company, and Blair Jordan, the Company’s then CEO, solely for the benefit of the Company, Dr. Woody agreed to vote the Separation Shares as recommended by the Board of Directors, at any meeting of stockholders or via any written consent of stockholders, which may occur prior to February 5, 2026; the date after August 5, 2025, that Dr. Woody has sold all of the Separation Shares; or the date that the Company terminates the Voting Agreement. In order to enforce the terms of the Voting Agreement, and solely for the benefit of the Company, Dr. Woody provided Mr. Jordan (or his assigns) an irrevocable voting proxy to vote the Separation Shares pursuant to the guidelines set forth above at any meeting of stockholders or via any written consent of stockholders. The Voting Agreement also provided a restriction on Dr. Woody’s sale or transfer of any of the Separation Shares until August 5, 2025.

Effective September 3, 2025, the Company terminated the Woody Voting Agreement.

Dr. Krauss Voting Agreement

On February 21, 2025, as a required condition to the entry into a Mutual Settlement and General Release Agreement with Dr. Marlene Krauss, the former CEO and director of KBL Merger Corp. IV (“KBL”), the Company’s predecessor, and KBL IV Sponsor, LLC, the Company’s former sponsor, the Company, Mr. Jordan and Dr. Krauss, entered into a Voting Agreement, whereby Dr. Krauss agreed to vote a total of 20,000 shares of the Company’s common stock, as recommended by the Board of Directors, at any meeting of stockholders or via any written consent of stockholders, which may occur prior to August 21, 2025. In order to enforce the terms of the Voting Agreement, Dr. Krauss provided Mr. Jordan (or his assigns), solely for the benefit of the Company, an irrevocable voting proxy to vote the 20,000 shares pursuant to the guidelines set forth above at any meeting of stockholders or via any written consent of stockholders. As a result of the irrevocable voting proxy, Mr. Jordan may be deemed to beneficially own the 20,000 shares of common stock of the Company held by Dr. Krauss.

Elray Voting Agreement

In connection with the Elray Settlement Agreement, discussed in greater detail below under “Elray and Luxor Settlement Agreement”, Elray Resources, Inc. (“Elray”) was required to enter into a Voting Agreement with the Company. Pursuant to the Voting Agreement, which was entered into on April 28, 2025, by Elray, the Company, and Mr. Jordan, the Company’s CEO at such time, solely for the benefit of the Company, Elray agreed to vote any Elray Shares (as defined below) which it continued to hold, as recommended by the Board of Directors, at any meeting of stockholders or via any written consent of stockholders, which may occur prior to April 28, 2026. In order to enforce the terms of the Voting Agreement, and solely for the benefit of the Company, Elray provided Mr. Jordan (or his assigns) an irrevocable voting proxy to vote the Elray Shares pursuant to the guidelines set forth above at any meeting of stockholders or via any written consent of stockholders. On July 27, 2025, Elray exercised its warrants to purchase 300,000 shares of common stock with an exercise price of $1.68 per share on a cashless basis and was issued a net of 1,320,000 shares of common stock (the “Elray Shares”), after surrendering 168,000 warrant shares to the Company for cancellation in order to pay the aggregate exercise price in connection therewith, based on a fair market value of common stock on July 27, 2025, of $30.00 per share. The Elray Shares were issued on July 28, 2025. The Elray Shares were repurchased and subsequently were cancelled on August 28, 2025. In connection with the cancellation of the Elray Shares, Mr. Jordan’s voting proxy for the Elray Shares terminated on August 28, 2025.

Except for the limited right to vote such shares pursuant to the Voting Agreements, Mr. Jordan had no dispositive control over the shares, nor any pecuniary interest therein.

Conversion of Series B Convertible Preferred Stock

On March 27, 2025, Elray Resources, Inc., the sole holder of the Series B Convertible Preferred Stock of the Company, and then a greater than 5% stockholder, converted all 1,000,000 outstanding shares of Series B Convertible Preferred Stock of the Company which it then held into 131,800 shares of common stock (0.1318 shares of common stock for each share of Series B Convertible Preferred Stock converted), in accordance with the terms of such preferred stock and the optional conversion right set forth therein.

Elray and Luxor Settlement Agreement

On April 28, 2025, the Company entered into a Settlement and Mutual Release Agreement (the “Settlement Agreement”) with Elray, a then greater than 5% stockholder, and Luxor Capital, LLC (“Luxor”). Elray and Luxor are both controlled by Anthony Brian Goodman, the father of our former director, Jay Goodman. The Settlement Agreement and related arrangements discussed below resolved certain disputes which had arisen between the parties relating to among other things, certain potential acquisitions.

Pursuant to the Settlement Agreement: (a) the Company agreed to acquire all of the Elray Shares, which were issued in March 2025, upon the conversion of 1,000,000 shares of Series B Convertible Preferred Stock which Elray then held (representing 23.1% of the Company’s then outstanding shares of common stock), in exchange for an aggregate settlement payment of $1 million, consisting of (i) $350,000 payable to Elray within five business days of the Settlement Agreement (the “Elray Payment”) (which payment has been made) and (ii) $650,000 payable to Luxor (“Luxor Payment”) (which payment has been made). Amounts due to Luxor were to be payable by way of 20% of the proceeds raised by the Company in future capital raises until paid in full; and (b) the Company, Elray, and Luxor exchanged mutual general releases from claims arising from prior negotiations and agreements, with limited exceptions for obligations under the Settlement Agreement and confidentiality requirements.

In connection with the settlement, Elray agreed to deliver five stock powers authorizing cancellation of the Elray Shares, to be held in escrow and released proportionally at the option of the Company, as settlement payments are made, with all remaining shares canceled once the full amounts of the Elray Payment and Luxor Payment are made. The stock powers are to be released in tranches, with the stock power relating to the initial 461,300 Elray Shares eligible to be released from escrow upon payment of the Elray Payment, and the remaining four stock powers, each providing for the transfer of 21,417 shares, to be released upon the payment by the Company to Luxor of each additional $162,500. On August 28, 2025, the Elray Shares were cancelled.

Luxor also agreed to indemnify the Company against any claims brought by a third party related to certain prior negotiations involving an online casino asset acquisition.

The Settlement Agreement included customary representations and warranties of the parties and confidentiality requirements.

The Settlement Agreement also required Elray to enter into the Voting Agreement with the Company, discussed in greater detail above under “—Elray Voting Agreement.”

The Settlement Agreement had no effect on the Company’s ownership of, or rights associated with, certain source code and intellectual property relating to an online blockchain casino which the Company acquired from Elray in September 2024, nor Elray’s ownership of warrants to purchase 300,000 shares of common stock with an exercise price of $1.68 per share, which were exercised on a cashless basis on July 27, 2025 resulting in the net issuance of 16,500 shares of Company common stock. On August 28, 2025, the Elray Shares were cancelled.

Resignation of Stephen H. Shoemaker

On September 15, 2025, Stephen H. Shoemaker resigned as a member of the Board of Directors. In connection with his resignation, the Board of Directors, with the recommendation of the Compensation Committee of the Board of Directors, approved an extension of the expiration date of options to purchase 165,000 shares of common stock at an exercise price of $0.929 per share, which were previously granted to Mr. Shoemaker, and which, absent such extension, would have expired three months after his resignation, to June 17, 2035, the 10-year anniversary of the grant date of such options.

The Company also entered into a consulting agreement with Mr. Shoemaker on September 15, 2025 (the “Shoemaker Consulting Agreement”). Pursuant to the Shoemaker Consulting Agreement, Mr. Shoemaker agreed to provide consulting services as reasonably requested by the Company during the term of the Shoemaker Consulting Agreement, which is for three months, unless extended by the mutual agreement of the parties. In consideration for providing the services under the Shoemaker Consulting Agreement, the Company agreed to pay Mr. Shoemaker $29,166.66 per month, which is payable by way of the issuance of (a) shares of common stock of the Company equal to $14,583.33, divided by the closing sales price of the Company’s common stock on each monthly anniversary of the effective date of the Shoemaker Consulting Agreement during the term of the Shoemaker Consulting Agreement (or if such date is not a trading day, the last trading day prior to each such applicable date) (collectively, the “Consulting Shares”); and (b) $14,583.33 in cash. The Consulting Shares were issued under and subject to the terms of the Company’s Fourth Amended and Restated 2022 Omnibus Incentive Plan or, if approved by the Company’s stockholders, the Company’s 2025 Omnibus Incentive Plan. The Shoemaker Consulting Agreement contains customary confidentiality and other representations of Mr. Shoemaker.

McAndrew Rudisill Related Entities

On July 29, 2025, and in connection with the launch of the Company’s digital asset treasury strategy, the Company entered into a Strategic Advisor Agreement with each of the Strategic Advisors (the “Strategic Advisor Agreements”). Pursuant to the Strategic Advisor Agreements, the Strategic Advisors agreed to provide the Company advice from time to time regarding the ETH treasury strategy, including on ETH purchase and staking strategies and such other areas as may be mutually determined by the Strategic Advisor and the Company from time to time (the “Services”). In consideration for agreeing to provide the Services, the Company granted on the same day the Initial Strategic Advisors warrants to purchase an aggregate of 4,557,223 shares of the Company’s common stock. The per share exercise price of each Initial Strategic Advisor Warrant is equal to $27.75.

The agreements also provide that in the event the Company consummated a debt offering within sixty (60) days of the closing of the Company’s August 2025 private placement, the Company would grant additional warrants to purchase shares of the Company’s common stock to the Strategic Advisors pursuant to the Strategic Advisor Agreements with an exercise price equal to the greater of (i) the conversion price of such debt offering and (ii) the minimum price required by Nasdaq at the time of execution of any such debt offering plus $0.125.

The Strategic Advisor Agreements include customary restrictions on the use of confidential information, limits of liability of each party, and customary representations and warranties of the parties. The Strategic Advisor Agreements have a term of 30 months, unless otherwise terminated with the mutual agreement of the parties, or by either party, upon the breach of the agreement by the other, and failure to cure within 10 days.

Effective with the closing of the sale of the August 2025 Convertible Notes, on August 8, 2025, we granted additional warrants to purchase an aggregate of 907,111 shares of the Company’s common stock (the “Subsequent Strategic Advisor Warrants” and together with the Initial Strategic Advisor Warrants, the “Strategic Advisor Warrants”). The per share exercise price of each Subsequent Strategic Advisor Warrant is equal to $34.45.

The exercise price and the number of shares of common stock issuable upon exercise of each of the Strategic Advisor Warrants is subject to appropriate adjustment in the event of certain stock dividends, stock splits, stock combinations, or similar events affecting the common stock. The Strategic Advisor Warrants are exercisable any time in cash or by means of a cashless exercise and will not expire until the date the Strategic Advisor Warrants are fully exercised. The Strategic Advisor Warrants may not be exercised if the aggregate number of shares of common stock beneficially owned by the holder thereof (together with its affiliates or anyone acting as a group with such Strategic Advisor) immediately following such exercise would exceed 4.99%; provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving prior written notice to the Company (61 days’ notice for increases), but not to any percentage in excess of 19.99%.

PCAO entered into a Strategic Advisor Agreement and received a portion of the Initial Strategic Advisor Warrants to purchase 479,831 shares of common stock of the Company in consideration for strategic advisory services agreed to be rendered. PCAO also received a portion of the Subsequent Strategic Advisor Warrants to purchase 95,700 shares of common stock. McAndrew Rudisill, the CEO and Executive Chairman, is the founder and managing partner of PCAO and is therefore deemed to beneficially own the securities held by such entity.

Pelagic Capital Advisors LLC, of which Mr. Rudisill is the managing partner and founder, and three beneficiary partnerships which he advises, and therefore deemed to beneficially own the securities held by such entity, purchased 566,037 shares of common stock of the Company in the August 2025 private placement.

Registration Rights Agreement

In connection with the August 2025 private placement and the Strategic Advisor Agreements, the purchasers of securities in the Company’s August 2025 private placement, and the Strategic Advisors (collectively, the “Registration Rights Holders”) entered into a Registration Rights Agreement with the Company (the “Registration Rights Agreement”), providing for the registration for resale of the shares of common stock sold pursuant to the August 2025 private placement and upon exercise of certain pre-funded warrants, and the shares of common stock issuable upon exercise of the Strategic Advisor Warrants, pursuant to a registration statement (the “Registration Statement”) required to be filed with the SEC no later than thirty calendar days after the closing date of the private placement, provided that the Company agreed to use commercially reasonable efforts to effect such filing within fifteen calendar days after the closing date. The Registration Statement was timely filed and timely declared effective. The Company has agreed to keep the Registration Statement continuously effective from the date on which the SEC declares the Registration Statement to be effective until (i) the date on which such Registration Rights Holders shall have resold all the registrable securities covered thereby; and (ii) the date on which the registrable securities may be resold by each Registration Rights Holder without registration and without regard to any volume, holding period or manner-of-sale limitations by reason of Rule 144 of the Securities Act, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect.

The Company has granted the Registration Rights Holders customary indemnification rights in connection with the Registration Rights Agreement. The Registration Rights Holders have also granted the Company customary indemnification rights in connection with the Registration Rights Agreement.

Convertible Promissory Notes

On August 8, 2025, the Company entered into a Securities Purchase Agreement with investment funds managed by Hudson Bay PH XXII, LLC and Hudson Bay Special Opportunities Master Fund D, LP (“Hudson Bay”), under which the Company sold and issued to the Investor the August 2025 Convertible Notes in an aggregate principal amount of $156,250,000, and on September 22, 2025, the Company entered into an Amendment and Waiver Agreement with the Investor (the “Amendment Agreement”), pursuant to which, among other things, the Company sold the Investor the September 2025 Convertible Notes in the aggregate principal amount of $360 million. The Convertible Notes were secured by an aggregate of approximately $509,090,000 in cash (the “Cash Collateral”) and 11,374.893513 of ETH having a value at the time of entry into the September 2025 Convertible Notes of approximately $37,789,000 as of December 9, 2025 (the “ETH Collateral”). Both the Cash Collateral and the ETH Collateral are held in restricted accounts in accordance with the agreements with the Investor. The Investor was, at the time of the stockholder approval of the issuance of shares of common stock upon conversion of the August 2025 Convertible Note, October 7, 2025, a greater than 5% stockholder of the Company.

On December 9, 2025, the Company entered into a Note Mandatory Redemption Agreement (the “Redemption Agreement”) with the Investor, pursuant to which we agreed to repurchase and redeem the Convertible Notes for a purchase price equal to 117% of the aggregate outstanding principal amount of the Convertible Notes (approximately $516,148,000 as of December 9, 2025) plus accrued and unpaid interest, late charges (if any), and any other amounts (if any) owed by the Company to the Investor pursuant to the agreements governing the Convertible Notes as of the payoff date (the “Purchase Price”), with any portion of the Purchase Price that is not fully covered by the Cash Collateral, if any, being payable on or before December 24, 2025 and the balance of the Purchase Price being payable on or before December 30, 2025.

On December 30, 2025, pursuant to the terms of the Redemption Agreement, the Company redeemed all of the Convertible Notes, at a redemption price equal to 117% of the principal amount of such Convertible Notes, plus accrued and unpaid interest to, but excluding, the redemption date. The total amount of principal, accrued interest, and premium paid was $516,148,000, $1,766,605, and $87,745,160, respectively.

Transactions with Zippy

On December 9, 2025, the Company entered into the Zippy Stock Purchase Agreement pursuant to which we sold shares of our common stock to Zippy and Zippy became a greater than 5% stockholder. For additional information regarding our transactions with Zippy, see “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Events—Zippy Purchase Agreement,” “—Zippy Manufactured Home Loan Portfolio Acquisition,” “—Zippy Master Loan Purchasing Agreement, Master Loan Servicing Agreement and Initial Purchase Commitment” and “—Zippy Side Letter.”

On June 30, 2026, the Company and Zippy entered into Side Letter Amendment No. 2 (the “Zippy Side Letter Amendment No. 2”) to the Zippy Purchase Agreement. The Zippy Side Letter Amendment No. 2 replaces a single true-up determination date of June 30, 2026 to determine the Final Make Whole Amount (as defined in the Zippy Purchase Agreement) with a trifurcated true-up framework consisting of three separate measurement and payment dates—a first true-up date of July 31, 2026, a second true-up date of September 30, 2026, and a third true-up date of December 31, 2026—each with its own independent make-whole calculation and payment obligation. The amendment was effectuated in furtherance of the parties’ ongoing strategic partnership, to provide both parties with greater flexibility with respect to the timing and measurement of the Final Make Whole Amount, and to spread the risk associated with Forum’s stock performance. The Zippy Side Letter Amendment No. 2 was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2026.

Asset Management Agreement

On August 4, 2025, the Company entered into an Asset Management Agreement (the “Asset Management Agreement”) with Electric Treasury Edge, LLC (the “Asset Manager”). The Asset Manager is an affiliate of Electric Capital Partners Frontier Master Fund, LP, a beneficial owner of more than 5% of our common stock. Pursuant to the Asset Management Agreement, the Asset Manager provides discretionary investment management services with respect to certain of the Company’s assets. The custodians under the Asset Management Agreement will consist of cryptocurrency wallet providers mutually acceptable to the Company and the Asset Manager.

The Company shall pay the Asset Manager a monthly asset-based fee (the “Asset-based Fee”) equal to 2% per annum of the average daily net asset value of the account assets under management, payable in advance on the first business day of each calendar month; provided, however, that the minimum Asset-based Fee to be paid to the Asset Manager shall be $2.0 million per year.

On September 5, 2025, the Company entered into an Amended and Restated Asset Management Agreement (the “A&R Asset Management Agreement”), which amended and restated the Asset Management Agreement. The A&R Asset Management Agreement makes certain changes to the Asset Management Agreement, including, among other things, the expansion of the scope of account assets and advisory services provided by the Asset Manager.

The Asset Management Agreement is described in further detail in Note 14 – Commitments and Contingencies to our Consolidated Financial Statements included in the 2025 Annual Report.

Accounts Payable - Related Parties

As of December 31, 2025 and 2024, accounts payable to related parties were $0.02 million and $0.05 million respectively. These primarily relate to amounts due to certain officers and directors for deferred compensation and reimbursable expenses.

Other Related Party Transactions

During the year ended December 31, 2025, the Company entered into additional transactions with related parties, including settlement agreements, consulting and separation arrangements, and equity-based compensation awards involving officers, directors, or entities affiliated with such individuals. These transactions are described in further detail in Note 14 – Commitments and Contingencies and Note 16 – Stockholders’ (Deficit) Equity to our Consolidated Financial Statements included in the 2025 Annual Report.

Accelerated RSU Vesting, RSU Grants and Option Grants

See “Accelerated Vesting of February 2025 RSU Awards”, “June 2025 Option Grants” and “June 2025 Restricted Stock Awards” in the section entitled “Executive and Director Compensation”, above.

Prior Related Party Litigation

Litigation with Dr. Krauss

On September 1, 2021, the Company initiated legal action in the Chancery Court of Delaware against Dr. Marlene Krauss, the former CEO and director of KBL, the Company’s predecessor, and two affiliated companies, KBL IV Sponsor, LLC and KBL Healthcare Management, Inc. (collectively, the “KBL Affiliates”) for, among other things, engaging in unauthorized monetary transfers of the Company’s assets, non-disclosure of financial liabilities within the Company’s Consolidated Financial Statements, issuing shares of stock without proper authorization; and improperly allowing stockholder redemptions to take place. The Company’s complaint alleged multiple causes of action against Dr. Krauss and/or the KBL Affiliates, and sought compensatory damages in excess of $11,286,570, together with interest, attorneys’ fees and costs.

On August 19, 2021, Dr. Krauss initiated legal action in the Chancery Court of Delaware against the Company.  The Complaint alleged that the Company was obligated to advance expenses including, attorney’s fees, to Dr. Krauss for the costs of defending against an SEC investigation and Subpoenas, and that the Company is also required to reimburse Dr. Krauss for the costs of bringing this lawsuit against the Company.  On September 3, 2021, Dr. Krauss filed an Amended Complaint which further alleged that Dr. Krauss was also allegedly entitled to advancement by the Company of her expenses, including attorney’s fees, for the costs of defending against the Third-Party Complaint in the Tyche action referenced below, and the costs of defending against the Company’s own Complaint against Dr. Krauss as described above.  On or about September 23, 2021, the Company filed its Answer to the Amended Complaint in which the Company denied each of Dr. Krauss’ claims and raised numerous affirmative defenses.

On October 5, 2021, Dr. Krauss and the KBL Affiliates filed an Answer, Counterclaims and Third-Party Complaint against the Company and twelve individuals who were directors and/or officers of the Company, i.e., Marc Feldmann, Lawrence Steinman, James N. Woody, Teresa DeLuca, Frank Knuettel II, Pamela Marrone, Lawrence Gold, Donald A. McGovern, Jr., Russell T. Ray, Richard W. Barker, Shoshana Shendelman and Ozan Pamir (collectively, the “Third-Party Defendants”).  On November 15, 2021, Dr. Krauss filed a Motion for Summary Adjudication as to certain of the issues in the case, which was opposed by the Company.

On February 24, 2022, Dr. Krauss filed an amended Answer, Counterclaims and Third-Party Complaint (the “Amended Counterclaims”), which, among other things, dismissed Teresa DeLuca, Frank Knuettel II, Pamela Marrone, Russell T. Ray, Richard W. Barker and Shoshana Shendelman.  In essence, the Amended Counterclaims allege that the Company and the remaining Third-Party Defendants made alleged misstatements against Dr. Krauss in SEC filings, failed to register her shares in the Company so that they could be traded, and failed to pay to Dr. Krauss the amounts alleged to be owing under a promissory note in the principal amount of $371,178, plus an additional $300,000 under Dr. Krauss’s resignation agreement.

On March 7, 2022, the Court issued a decision denying the Motion in part and granting it in part.  The Court then issued an Order implementing such decision on March 29, 2022.  The parties subsequently engaged in proceedings as set forth in that Order, and the Company was required to pay a portion of those fees while objecting to the remaining portion of disputed fees.

On April 19, 2022, Dr. Krauss stipulated to dismiss all of her counterclaims against both Donald A. McGovern, Jr. and Lawrence Gold.

On October 10, 2022 and January 18, 2023, Dr. Krauss filed applications to compel the Company to pay the full amount of fees requested by Dr. Krauss for May-October 2022, and to modify the Court’s Order. On May 3, 2023, the Court issued an Order granting both of Dr. Krauss’s Applications for payment of attorney’s fees totaling $714,557, which amount was paid in May 2023.

In 2022 and 2023, we made payments in the aggregate amount of $2,566,850 and $1,115,254, respectively, to our former CEO, Dr. Marlene Krauss, a then greater than 5% stockholder, in settlement of certain claims by Dr. Krauss for the advancement of expenses incurred by Dr. Krauss in certain pending legal matters to which Dr. Krauss, pursuant to our organizational documents and Delaware law, was determined to be owed indemnification for.

On June 25, 2024, Dr. Krauss filed a Motion for partial summary judgment on her claim that the Company failed to register her shares.

On February 21, 2025, we entered into a Mutual Settlement and General Release Agreement with Dr. Krauss and KBL IV Sponsor, LLC (“KBL Sponsor”) (the “Settlement Agreement”). Pursuant to the Settlement Agreement, the Company agreed to (1) pay $50,000 within twenty days from February 21, 2025 (the “Cash Payment”), which amount was timely paid, and (2) issue 20,000 shares of restricted common stock within three business days (the “Krauss Shares”), which shares were timely issued. The Krauss Shares include piggyback registration rights for a resale registration statement relative to the Krauss Shares for a period of six (6) months.

The Settlement Agreement also required Dr. Krauss to enter into a Voting Agreement with the Company, which is discussed in greater detail above under “—Dr. Krauss Voting Agreement.”

The Settlement Agreement required Dr. Krauss to file a dismissal of her court actions within 10 days after receipt of the Cash Payment and that the Company, Dr. Krauss and KBL Sponsor dismiss all of their claims against one another with prejudice, each of which requirements have occurred to date.

Litigation with Tyche Capital LLC

The Company commenced and filed an action against defendant Tyche Capital LLC (“Tyche”) in the Supreme Court of New York in the County of New York on April 15, 2021.  In its Complaint, the Company alleged claims against Tyche arising out of Tyche’s breach of its written contractual obligations to the Company as set forth in a “Guarantee and Commitment Agreement” dated July 25, 2019, and a “Term Sheet for KBL Business Combination With CannBioRex” dated April 10, 2019 (collectively, the “Subject Guarantee”), and claimed that Tyche’s breach of the Subject Guarantee caused the Company damages in the amount of at least $6,776,686.

On or about May 17, 2021, Tyche responded to the Company’s Complaint by filing an Answer and Counterclaims against the Company alleging that it was the Company, rather than Tyche, that had breached the Subject Guarantee.  Tyche also filed a Third-Party Complaint against six third-party defendants, including three members of the Company’s management, Sir Marc Feldmann, Dr. James Woody, and Ozan Pamir (collectively, the “Individual Company Defendants”), claiming that they allegedly breached fiduciary duties to Tyche with regards to the Subject Guarantee.

On November 23, 2021, the Court granted the Company’s request to issue an Order of attachment against all of Tyche’s shares of the Company’s stock that had been held in escrow.  In so doing, the Court found that the Company had demonstrated a likelihood of success on the merits of the case based on the facts alleged in the Company’s Complaint.

On February 18, 2022, Tyche filed an Amended Answer, Counterclaims and Third-Party Complaint.  On August 25, 2022, the Court granted the Company’s Motion to Dismiss each of the Individual Company Defendants, and also three of the four Counterclaims brought against the Company, leaving only Tyche’s declaratory relief claim. On August 26, 2022, Tyche filed a Motion to vacate or modify the Company’s existing attachment Order against Tyche’s shares of the Company’s stock held in escrow, however, the Court summarily denied such Motion on January 3, 2023. Although Tyche subsequently filed a Notice of Appeal as to that denial, on May 4, 2023, the Appellate Court unanimously affirmed the ruling of the lower Court in the Company’s favor.

On January 30, 2023, the Company filed a Notice of Motion for Summary Judgment. In hearings held on September 11 and 19, 2023, the Court granted the Company’s Motion, but referred the question as to the amount of the Company’s damages against Tyche to a special referee. Tyche filed a Notice of Appeal as to the Court’s ruling.

On June 30, 2024, the Company entered into a written Settlement Agreement with Tyche and Ronald Bauer and Samantha Bauer to fully resolve this action with Tyche and the Bauer action referenced below. The Settlement Agreement has been fully signed, and the parties have performed the following terms: forgiveness of loans to the Company by the Bauer Defendants, exoneration of the Company’s $50,000 bond in the Tyche action, complete mutual releases of all claims and counterclaims in both actions, and dismissal of both the Tyche action and the Bauer action in their entireties. As a result of forgiveness of loans payable to the Bauer Defendants totaling $81,720, and accrued interest of $25,171, as well as release of the Company’s $50,000 bond, the Company recognized a gain of $156,891 during the three months ended June 30, 2024. Pursuant to the Settlement Agreement the Company cancelled 238 shares of common stock previously held by Tyche on January 30, 2025. In addition, Ronald Bauer and Samantha Bauer agreed to indemnify the Company and its subsidiaries from any collection attempts, actions or proceedings brought by Cambridge Capital Ltd. (“Cambridge”) and Park Lane Capital, Ltd. (“Park Lane”). Cambridge and Park Lane have made certain loans to the Company or its subsidiaries in the aggregate amount of approximately $130,000. In August 2025, the Company paid an aggregate of $265,295 in principal and interest to retire all outstanding loans and claims with Cambridge and Park Lane.

Action Against Ronald Bauer & Samantha Bauer

The Company and two of its wholly-owned subsidiaries, Katexco Pharmaceuticals Corp. and CannBioRex Pharmaceuticals Corp. (collectively, the “Company Plaintiffs”), initiated legal action against Ronald Bauer and Samantha Bauer, as well as two of their companies, Theseus Capital Ltd. and Astatine Capital Ltd. (collectively, the “Bauer Defendants”), in the Supreme Court of British Columbia on February 25, 2022. The Complaint claims that the Bauer Defendants misappropriated funds and stock shares, engaged in unauthorized stock sales, and obtained improper travel expenses. The Bauer Defendants filed a Response denying the Civil Claim Complaint of the Company on May 6, 2022.

On June 30, 2024, the Company Plaintiffs, Tyche and the Bauer Defendants entered into the Settlement Agreement described above, which fully resolves this action.

Declaratory Relief Action Against the Company by AmTrust International

On June 29, 2022, AmTrust International Underwriters DAC (“AmTrust”), which was the premerger directors’ and officers’ insurance policy underwriter for KBL, filed a declaratory relief action against the Company in the U.S. District Court for the Northern District of California (the “Declaratory Relief Action”) seeking a declaration that AmTrust is not obligated to reimburse the Company for fees advanced by the Company to Dr. Krauss and George Hornig under the directors’ and officers’ insurance policy.

On September 20, 2022, the Company filed its Answer and Counterclaims against AmTrust for bad faith breach of AmTrust’s insurance coverage obligations to the Company under the subject insurance policy, seeking at least $2 million in compensatory damages, and punitive damages. In addition, the Company brought a Third-Party Complaint against its excess insurance carrier, Freedom Specialty Insurance Company (“Freedom”) seeking declaratory relief that Freedom will also be required to honor its policy coverage as soon as the amount of AmTrust’s insurance coverage obligations to the Company has been exhausted. On October 25, 2022, AmTrust filed its Answer to the Company’s Counterclaims and, on October 27, 2022, Freedom filed its Answer to the Third-Party Complaint.

On November 22, 2022, the Company filed a Motion for Summary Adjudication against both AmTrust and Freedom and, on April 21, 2023, the Court issued an Order Granting in Part and Denying in Part the Company’s Motion. This Order essentially ruled in favor of the Company on nearly all of the issues in the case, but found there were still issues of disputed facts as to the Change in Control exclusion contained within the policies, which precluded the Court from granting the remainder of the Company’s requests for summary adjudication as a matter of law.

On August 4, 2023, the Court granted the Company’s request to file a second motion for partial summary judgment, this one being on the issue of whether AmTrust should be required to advance to the Company the defense costs being incurred by Dr. Krauss and Mr. Hornig during the pendency of the case. On February 12, 2024, the Court granted the Company’s Motion and ordered that: (a) AmTrust is obligated under its insurance policy to advance to the Company all defense costs in excess of the deductible that the Company has advanced, or will advance, to Dr. Krauss and Mr. Hornig in connection with the SEC Subpoenas, and (b) upon exhaustion of the AmTrust insurance policy, Freedom is obligated to do the same pursuant to its excess liability insurance policy. This Order applies throughout the interim of the case, but does not constitute a final judgment, and both the Company and the two insurers retain their rights to contest all applicable issues at trial, which is scheduled for May 12, 2025.

On April 16, 2024, AmTrust paid the Company $2.27 million in reimbursement of fees which the Company had advanced to Dr. Krauss and Mr. Hornig, of which the Company received $1,512,711 after the payment of attorney’s fees. On May 9, 2024, AmTrust paid the Company a further $300,140 in reimbursement of fees advanced by the Company, of which the Company received $200,093 after the payment of attorney’s fees.

The Company, Freedom and AmTrust held a mediation conference on August 21, 2024, during which, the Company agreed to the terms of a settlement with Freedom.

On September 23, 2024, Freedom paid the Company a further $125,000 in reimbursement of fees advanced by the Company, of which the Company received $76,639 after the payment of attorney’s fees.

Subsequently, the Company and AmTrust held an additional mediation conference.

On, and effective April 6, 2025 (the “Effective Date”), the Company entered into a Confidential AmTrust Settlement Agreement and Release (the “AmTrust Settlement Agreement”) with AmTrust, and its wholly-owned subsidiary, AmTrust Financial Services, Inc. (“AFSI”). Pursuant to the AmTrust Settlement Agreement, the Company and AmTrust agreed to resolve the ongoing litigation and disputes discussed above, relating to the Company’s pre-merger directors’ and officers’ insurance policy (the “Coverage Action”).

Pursuant to the terms of the AmTrust Settlement Agreement, the Company agreed to (i) pay AmTrust a cash payment of $250,000 (the “Settlement Sum”) within 20 days of the Effective Date, and (ii) issue AFSI 50,970 shares of the Company’s common stock (the “AmTrust Settlement Shares”), within three business days of the Effective Date, which have been issued to date. The AmTrust Settlement Shares were valued at $575,000 (the “Shares Value”), based on the volume-weighted average price of the Company’s common stock over the 30 trading days preceding the Effective Date and are subject to customary anti-dilution protections, including adjustments for stock splits, combinations, and stock dividends.

Within 10 days after delivery of both the Settlement Sum and the AmTrust Settlement Shares, the parties have agreed to file a joint stipulation of dismissal with prejudice of the Coverage Action.

In connection with the settlement, the Company and AmTrust provided each other broad mutual releases of all claims, known and unknown, arising out of or relating to, among other things, the Coverage Action, certain claims relating to an SEC investigation of certain of the Company’s pre-merger officers, including Dr. Krauss, a lawsuit filed by the Company against Dr. Krauss, certain cross claims made by the Company against AmTrust, and related insurance claims and matters, including any claims for bad faith, breach of the implied covenant of good faith and fair dealing, or alleged unfair insurance practices. These releases extend to affiliates, officers, directors, employees, agents, and other related parties of both entities. The AmTrust Settlement Agreement expressly provides that it does not release the parties from obligations arising under the AmTrust Settlement Agreement itself.

In connection with the issuance of the AmTrust Settlement Shares and pursuant to the AmTrust Settlement Agreement, the Company agreed to provide AFSI with certain registration rights. Specifically, the Company is obligated to use commercially reasonable efforts to file a registration statement on Form S-1 (or Form S-3, if available) with the SEC within 45 days of the Effective Date (i.e., prior to May 21, 2025) to register the resale of the AmTrust Settlement Shares (the “Resale Registration Statement”). The Company has further agreed to use commercially reasonable efforts to cause the Resale Registration Statement to be declared effective within 60 days following the Effective Date, or, in the event of SEC notice that the Registration Statement will not be reviewed, by the third business day thereafter. The filing and effectiveness deadlines were met by the Company.

The Company is required to keep the Resale Registration Statement continuously effective until such time as AFSI no longer holds any AmTrust Settlement Shares, and to bear all related costs and expenses in connection with such registration, excluding AFSI’s legal fees. Additionally, the Company must provide legal opinion coverage at its expense, if necessary, to enable AFSI to rely on Rule 144 resale exemptions after six months.

The AmTrust Settlement Agreement included customary representations and warranties of the parties, including representations from AFSI confirming its status as an accredited investor.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and officers. The indemnification agreements and our Certificate of Incorporation and Bylaws require us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

Related Party Transaction Policy

Our Audit Committee must review and approve any related party transaction we propose to enter into. Our Audit Committee charter details the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of our company and our stockholders. A summary of such policies and procedures is set forth below.

Any potential related party transaction that is brought to the Audit Committee’s attention will be analyzed by the Audit Committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At its meetings, the Audit Committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction and the benefits to us and to the relevant related party.

In determining whether to approve a related party transaction, the Audit Committee must consider, among other factors, the following factors to the extent relevant:

●	whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

●	whether there are business reasons for us to enter into the transaction;

●	whether the transaction would impair the independence of an outside director; and

●	whether the transaction would present an improper conflict of interest for any director or executive officer.

Any member of the Audit Committee who has an interest in the transaction under discussion must abstain from any voting regarding the transaction, but may, if so, requested by the Chairman of the Audit Committee, participate in some or all of the Audit Committee’s discussions of the transaction. Upon completion of its review of the transaction, the Audit Committee may determine to permit or to prohibit the transaction.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and officers, and persons who beneficially own more than 10% of a registered class of the Registrant’s equity securities, to file reports of beneficial ownership and changes in beneficial ownership of our securities with the SEC on Forms 3, 4 and 5. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely upon our review of the Section 16(a) filings that have been furnished to us and filed publicly, we believe that during the year ended December 31, 2025, that no director, executive officer, or beneficial owner of more than 10% of our common stock failed to file a report on a timely basis, except that John Saunders, our CFO, failed to timely file his Form 3 statement of initial beneficial ownership of securities due to delays in obtaining EDGAR codes, and inadvertently failed to timely report two transactions and as a result one Form 4 was not timely filed; McAndrew Rudisill, our Executive Chairman and CEO, inadvertently failed to timely report four transactions and as a result one Form 4 was not timely filed; Jason New, our director, failed to timely file his Form 3 statement of initial beneficial ownership of securities due to delays in obtaining EDGAR codes; Elray Resources, Inc., a former greater than 10% stockholder, inadvertently failed to timely report eight transactions and as a result two Form 4s were not timely filed; Stephen Shoemaker, a former director, inadvertently failed to timely report one transaction and as a result one Form 4 was not timely filed; Ryan Smith, our Lead Independent Director, inadvertently failed to timely report one transaction and as a result one Form 4 was not timely filed; Angela Dalton, our director, inadvertently failed to file her Form 3 statement of initial beneficial ownership due to delays in obtaining EDGAR codes; and Blair Jordan, our former CEO and director, inadvertently failed to timely report five transactions and as a result three Form 4s were not timely filed.

Proposal 1
Election of Directors

General

At the Annual Meeting, three Class II directors are to be elected for a two-year term, to hold office until the 2028 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Nominating and Corporate Governance Committee has recommended, and the Board of Directors has selected, the following nominees for election: McAndrew Rudisill, Ryan Smith and Jason New, each of whom are currently directors of our company. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to, or for good cause will not, serve as a director.

The Company’s Nominating Committee has reviewed the qualifications of the director nominees and has recommended each of the nominees for election to the Board.

General Director Qualifications

The Board of Directors believes that each of our director nominees is highly qualified to serve as a member of the Board of Directors. Each of the director nominees has contributed to the mix of skills, core competencies and qualifications of the Board of Directors. When evaluating candidates for election to the Board of Directors, the Board of Directors seeks candidates with certain qualities that it believes are important, including integrity, an objective perspective, good judgment, and leadership skills. Our director nominees are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions.

What Vote Is Required To Elect the Director Nominees

A plurality of the votes cast in person or by proxy by the holders of our common stock entitled to vote at the Annual Meeting are required to elect each director. A plurality of the votes cast means (1) the director nominee with the most votes for a particular seat is elected for that seat; and (2) votes cast shall not include votes to “withhold authority” (shown as “AGAINST” on the enclosed form of proxy) and exclude abstentions with respect to that director’s election. Therefore, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular director nominee within ten days of the Annual Meeting) will not be counted in determining the number of votes cast with respect to that director’s election.

Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to the persons named as agents and proxies in the enclosed form of proxy to vote for a substitute.

Board Recommendation

The Board of Directors unanimously recommends voting “FOR” each of the three nominees.

Proposal 2

Approval of an Advisory Resolution on Named Executive Officer Compensation

General

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an advisory vote to approve the compensation of our Named Executive Officers as disclosed pursuant to the SEC’s compensation disclosure rules, which disclosure includes the executive compensation tables, and the narrative disclosures that accompany the executive compensation tables.

Motivating and retaining a talented and experienced leadership team is a key component of the Company’s long-term success. We are committed to an effective executive compensation program that incorporates sound policies and best practices. The compensation realized by our Named Executive Officers in 2025 reflected our executive compensation program’s alignment with Company performance and stockholder interests. We encourage stockholders to read the section entitled “Executive and Director Compensation,” above.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, stockholders will be asked at the Annual Meeting to approve the following advisory resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and any related material disclosed in this Proxy Statement, is hereby APPROVED.”

As an advisory vote, this proposal, commonly referred to as a “say on pay” resolution, is not binding on the Company, the Board, or the Compensation Committee. However, the Compensation Committee and the Board value the opinions expressed by stockholders in their votes on this proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers.

We expect the next advisory say on pay vote will occur at the 2027 Annual Meeting of stockholders and that the next advisory vote on the frequency of say on pay votes will occur at the 2029 Annual Meeting.

Vote Required

Approval of Proposal 2 requires the affirmative vote of a majority of the shares present or represented by proxy and voting at the Annual Meeting.

Board Recommendation

The Board of Directors unanimously recommends a vote “FOR” this proposal.

Proposal 3

Ratification of Appointment of Auditors

Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected the firm of M&K CPAS as the Company’s independent auditors for the fiscal year ending December 31, 2026. Our Board of Directors and the Audit Committee believe that the continued retention of M&K CPAS as the Company’s independent auditor is in the best interests of the Company and its stockholders. Stockholder ratification of this selection is not legally required, but our Board of Directors has chosen to submit it to the stockholders for ratification because we value the opinions of stockholders.

The Audit Committee annually reviews the independence and performance of M&K CPAS in determining whether to retain M&K CPAS or engage another independent registered public accounting firm as the Company’s independent auditors. The Audit Committee has received the written disclosures and the letter from M&K CPAS required by applicable requirements of the PCAOB regarding M&K CPAS’ communications with the Audit Committee concerning independence, and has discussed with M&K CPAS its independence. Based on this review, the Audit Committee believes that M&K CPAS is independent and well-qualified to serve as the Company’s independent auditors.

Representatives of M&K CPAS are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accounting Fees and Services

Our independent public accounting firm for the years ended December 31, 2025 and 2024 was M&K CPAS, PLLC (Auditor Firm ID: 2738).

The following is a summary of fees paid or to be paid for audit, tax and related fees for services rendered by M&K CPAS, during the periods indicated:

	For the Fiscal Year Ended December 31,
	2025	2024

Audit Fees	$215,000	$173,500
Audit-Related Fees	0	—
Tax Fees	12,000	12,000
All Other Fees	0	—
Total	$227,000	$185,500

Audit Fees

Audit fees consist of fees billed for professional services rendered for the audit of our annual consolidated financial statements and services that are normally provided by M&K CPAS in connection with regulatory filings, including for professional services rendered for the audit of our annual consolidated financial statements, review of the financial information included in our Forms 10-Q for the respective periods and other required filings with the SEC for the applicable years. The above amounts include interim procedures and audit fees, as well as attendance at Audit Committee meetings.

Audit-Related Fees

Audit-related services consist of fees billed for assurance and related services that are reasonably related to performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include attest services that are not required by statute or regulation and consultations concerning financial accounting and reporting standards.

Tax Fees

Tax Fees includes fees paid for tax return services.

All Other Fees

All other Fees includes fees not included under “Audit Fees,” “Audit-Related Fees” and “Tax Fees.”

Audit Committee Policy for Pre-approval of Independent Registered Public Accounting Firm Services

The Audit Committee of the Board of Directors is required to pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm in order to assure that the provision of such services does not impair the independent registered public accounting firm’s independence. The Audit Committee has established a policy regarding pre-approval of permissible audit, audit-related, and other services provided by the independent registered public accounting firm, which services are periodically reviewed and revised by the Audit Committee. Unless a type of service has received general pre-approval under the policy, the service will require specific approval by the Audit Committee. All audit and permitted non-audit services and all fees associated with such services performed by our independent registered public accounting firm in fiscal 2025 and 2024 were approved by Audit Committee consistent with the policy described above.

Pre-Approval Policies

It is the policy of our Board of Directors that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by our Audit Committee. Our Audit Committee pre-approved all services, audit and non-audit related, provided to us by M&K CPAS for fiscal 2025 and 2024.

In order to assure continuing auditor independence, the Audit Committee periodically considers the independent auditor’s qualifications, performance and independence and whether there should be a regular rotation of our independent external audit firm. We believe the continued retention of M&K CPAS to serve as our independent auditor is in the best interests of the Company and its stockholders, and we are asking our stockholders to ratify the appointment of M&K CPAS as our independent auditor for the fiscal year ending December 31, 2026. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and our Board of Directors are requesting, as a matter of policy, that the stockholders ratify the appointment of M&K CPAS as our independent registered public accounting firm.

Vote Required

Ratification of this appointment shall be effective upon the affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, this proposal, provided that a quorum exists at the Annual Meeting. Abstentions with respect to the ratification of this appointment will have the effect of a vote “Against” ratification of this appointment. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “For” the ratification of the appointment of M&K CPAS.

The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the committee determines that such a change would be in our and the stockholders’ best interests.

Board of Directors Recommendation

The Board of Directors unanimously recommends a vote “FOR” this proposal.

Other Matters

Proposals for 2027 Annual Meeting of Stockholders and 2027 Proxy Materials

Proxy Statement Proposals

Pursuant to Rule 14a-8 under the Exchange Act, if a stockholder wants to submit a proposal for inclusion in our proxy materials for the 2027 Annual Meeting of Stockholders, it must be received by our Corporate Secretary by no later than March 10, 2027, unless the date of the 2027 Annual Meeting of Stockholders is more than 30 days before or after August 19, 2027, in which case the proposal must be received at least ten (10) days before we begin to print and mail our proxy materials and must otherwise comply with Rule 14a-8 under the Exchange Act. In order to avoid controversy, stockholders should submit proposals by means, including electronic means, which permit them to prove the date of delivery.

Other Proposals and Nominations

For any proposal or director nomination that is not submitted for inclusion in next year’s Proxy Statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2027 Annual Meeting of Stockholders, stockholders are advised to review our Fourth Amended and Restated Bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s Annual Meeting of Stockholders. Accordingly, any such stockholder proposal or director nomination must be received between April 21, 2027 and the close of business on May 21, 2027, for the 2027 Annual Meeting of Stockholders. In the event that the 2027 Annual Meeting of Stockholders is convened more than 45 days prior to or delayed by more than 45 days after the anniversary of the 2026 Annual Meeting, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2027 Annual Meeting of Stockholders and no later than the later of (i) the 90th day prior to the 2027 Annual Meeting of Stockholders and (ii) the tenth day following the day on which we publicly announce the date of the 2027 Annual Meeting of Stockholders. All proposals should be sent to our principal executive offices at 2875 South Ocean Boulevard, Suite 100, Palm Beach, Florida 33480, Attention: Corporate Secretary. These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the Proxy Statement under the rules of the SEC.

A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaws provisions, subject to applicable rules of the SEC.

Copies of our Fourth Amended and Restated Bylaws are filed as, or incorporated by reference as, an exhibit to our Annual Reports on Form 10-K, which is available at www.sec.gov available by request to the Corporate Secretary at 2875 South Ocean Boulevard, Suite 100, Palm Beach, Florida 33480.

In addition to satisfying the deadlines in the advance notice provisions of our Fourth Amended and Restated Bylaws, a stockholder who intends to solicit proxies pursuant to Rule 14a-19 in support of nominees submitted under these advance notice provisions for the 2027 Annual Meeting must notify our Corporate Secretary in writing not later than June 20, 2027 to comply with the other requirements of Rule 14a-19(b).

All submissions to, or requests from, the Corporate Secretary of the Company should be made to: Forum Markets, Incorporated, 2875 South Ocean Boulevard, Suite 100, Palm Beach, Florida 33480.

The chairman of the Annual Meeting of Stockholders has the sole authority to determine whether any nomination or other proposal has been properly brought before the meeting in accordance with our Fourth Amended and Restated Bylaws. If we receive a proposal other than pursuant to Rule 14a-8 or a nomination for the 2027 Annual Meeting, and such nomination or other proposal is not delivered within the time frame specified in our Fourth Amended and Restated Bylaws, then the person(s) appointed by the Board of Directors and named in the proxies for the 2027 Annual Meeting may exercise discretionary voting power if a vote is taken with respect to that nomination or other proposal.

Annual Report

Copies of our Annual Report on Form 10-K (including our audited financial statements) filed with the SEC may be obtained without charge by writing to Forum Markets, Incorporated, Attn: Corporate Secretary, 2875 South Ocean Boulevard, Suite 100, Palm Beach, Florida 33480. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2025 and certain other related financial and business information are contained in our 2025 Annual Report to stockholders, which is being made available to our stockholders along with this Proxy Statement, but which is not deemed a part of the proxy soliciting material.

Additional Filings

The Company’s Form 10-Ks, 10-Qs, 8-Ks and all amendments to those reports are available without charge through the Company’s website on the Internet, https://ir.forum-markets.com/, as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. Information on our website does not constitute part of this Proxy Statement.

The Company will provide, without charge, to each person to whom a Proxy Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any of the filings described above. Individuals may request a copy of such information by sending a request to the Forum Markets, Incorporated, Attn: Corporate Secretary, 2875 South Ocean Boulevard, Suite 100, Palm Beach, Florida 33480.

Other Matters to be Presented at the Annual Meeting

As of the date of this Proxy Statement, our management has no knowledge of any business to be presented for consideration at the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting or any adjournment thereof, it is intended that the shares represented by properly executed proxies will be voted with respect thereto in accordance with the judgment of the persons named as agents and proxies in the enclosed form of proxy.

The Board of Directors does not intend to bring any other matters before the Annual Meeting of Stockholders and has not been informed that any other matters are to be presented by others.

Interest of Certain Persons in or Opposition to Matters to Be Acted Upon:

(a)	No officer or director of us has any substantial interest in the matters to be acted upon, other than his or her role as an officer or director of us, or as a stockholder of us.

(b)	No director of us has informed us that he or she intends to oppose the action taken by us set forth in this Proxy Statement.

Company Contact Information

The Board of Directors has established a process for stockholders to send communications to our Board of Directors or any individual director. Stockholders may send written communications to the Board of Directors or any director to Forum Markets, Incorporated:

Forum Markets, Incorporated
Attn: Investor Relations
2875 South Ocean Boulevard, Suite 100, Palm Beach, Florida 33480
Email: IR@forum-markets.com

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY T01437-P55242 The Board of Directors recommends you vote FOR the following proposals: 2. To approve an advisory resolution on Named Executive Officer compensation. 3. To ratify the appointment of M CPAs, PLLC, as Forum Markets, Incorporated's independent registered accounting firm for the fiscal year ending December 31, 2026. NOTE: Such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof. ! ! ! 01) McAndrew Rudisill 02) Ryan Smith 03) Jason New For All Withhold All For All Except For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. FORUM MARKETS, INCORPORATED To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: FORUM MARKETS, INCORPORATED 2875 SOUTH OCEAN BLVD. SUITE 100 PALM BEACH, FL 33480 Nominees: 1. Election of Class II Directors ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 18, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FRMM2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 18, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 so that it is received by no later than 11:59 p.m. Eastern Time on August 18, 2026. STOCKHOLDER MEETING REGISTRATION: To vote and/or attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com. SCAN TO VIEW MATERIALS VOTE w Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. T01438-P55242 FORUM MARKETS, INCORPORATED ANNUAL MEETING OF STOCKHOLDERS AUGUST 19, 2026 10:00 A.M. EASTERN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) McAndrew Rudisill and John Saunders, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of FORUM MARKETS, INCORPORATED that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually via live webcast at www.virtualshareholdermeeting.com/FRMM2026, at 10:00 a.m. eastern time on August 19, 2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies named above are also authorized to vote in their discretion on any other matter that may properly come before the Annual Meeting of Stockholders, and any adjournment or postponement thereof, to the extent permitted by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended. Continued and to be signed on reverse side

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY T01437-P55242 The Board of Directors recommends you vote FOR the following proposals: 2. To approve an advisory resolution on Named Executive Officer compensation. 3. To ratify the appointment of M CPAs, PLLC, as Forum Markets, Incorporated's independent registered accounting firm for the fiscal year ending December 31, 2026. NOTE: Such other business as may properly come before the Annual Meeting, or any adjournments or postponements thereof. ! ! ! 01) McAndrew Rudisill 02) Ryan Smith 03) Jason New For All Withhold All For All Except For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. FORUM MARKETS, INCORPORATED To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: FORUM MARKETS, INCORPORATED 2875 SOUTH OCEAN BLVD. SUITE 100 PALM BEACH, FL 33480 Nominees: 1. Election of Class II Directors ! ! ! ! ! ! VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 18, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/FRMM2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 18, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 so that it is received by no later than 11:59 p.m. Eastern Time on August 18, 2026. STOCKHOLDER MEETING REGISTRATION: To vote and/or attend the meeting, go to the "Register for Meeting" link at www.proxyvote.com. SCAN TO VIEW MATERIALS VOTE w Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. T01438-P55242 FORUM MARKETS, INCORPORATED ANNUAL MEETING OF STOCKHOLDERS AUGUST 19, 2026 10:00 A.M. EASTERN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) McAndrew Rudisill and John Saunders, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of FORUM MARKETS, INCORPORATED that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually via live webcast at www.virtualshareholdermeeting.com/FRMM2026, at 10:00 a.m. eastern time on August 19, 2026, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. The proxies named above are also authorized to vote in their discretion on any other matter that may properly come before the Annual Meeting of Stockholders, and any adjournment or postponement thereof, to the extent permitted by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended. Continued and to be signed on reverse side